                                                                      EXHIBIT 99

                                      LOGO

March 27, 2001

Dear Shareholder:

     You are cordially invited to attend the Annual and Special Meeting of Shareholders of Potash Corporation of Saskatchewan Inc. The meeting will be held on Thursday, May 10, 2001 at 10:30 a.m. (local time) at the Delta Bessborough, 601 Spadina Crescent East, Saskatoon, Saskatchewan, Canada.

     The Notice of Annual and Special Meeting and Board of Directors Proxy Circular describing the formal business of the meeting and related proxy are enclosed.

     It is important that your shares be represented at the meeting whether or not you are personally able to attend. You are therefore urged to complete, date and sign the accompanying proxy and return it in the envelope provided.

  Sincerely,

  [D.E. Phillips Signature]                        [W.J. Doyle Signature]
  D. E. PHILLIPS                                   W. J. DOYLE
  Chairman of the Board                            President and Chief Executive
                                                   Officer

                    POTASH CORPORATION OF SASKATCHEWAN INC.
                   PCS TOWER,   SUITE 500,   122 - 1ST AVENUE
                  SOUTH,   SASKATOON,   SASKATCHEWAN   S7K 7G3

                                      LOGO

                    POTASH CORPORATION OF SASKATCHEWAN INC.
              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual and Special Meeting of shareholders of Potash Corporation of Saskatchewan Inc. (the "Corporation"), a Saskatchewan corporation, will be held on Thursday, May 10, 2001 at 10:30 a.m. (local time) at the Delta Bessborough, 601 Spadina Crescent East, Saskatoon, Saskatchewan, Canada for the following purposes:

1. to receive the financial statements of the Corporation for the year ended December 31, 2000 and the report of the auditors thereon;

2.   to elect directors;

3.   to appoint auditors for the Corporation;

4. to consider and, if thought advisable by the shareholders, to pass a resolution confirming the adoption of the amended and restated Shareholder Rights Agreement entered into by the Corporation, the full text of which resolution and agreement are set out in Schedule A and Schedule B, respectively, to the accompanying proxy circular;

5. to consider and, if thought advisable by the shareholders, to pass a resolution amending and confirming the Corporation's Stock Option Plan -- Directors, the full text of which resolution and plan are set out in Schedule C and Schedule D, respectively, to the accompanying proxy circular; and

6. to transact such other business as may properly come before the meeting or any adjournments thereof.

     DATED at Saskatoon, Saskatchewan this 27th day of March, 2001.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [John Hampton Signature]
                                          JOHN L.M. HAMPTON
                                          Secretary

Shareholders who are unable to attend in person are requested to date, sign and return, as soon as possible and in the envelope enclosed for that purpose, the enclosed form of proxy.

                                      LOGO

                    POTASH CORPORATION OF SASKATCHEWAN INC.
                       BOARD OF DIRECTORS PROXY CIRCULAR
                   ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

                            SOLICITATION OF PROXIES

     THIS PROXY CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS (THE "BOARD") OF POTASH CORPORATION OF SASKATCHEWAN INC. (THE "CORPORATION"), A SASKATCHEWAN CORPORATION, AND CONSTITUTES A SOLICITATION BY OR ON BEHALF OF THE MANAGEMENT OF THE CORPORATION UNDER THE BUSINESS CORPORATIONS ACT (SASKATCHEWAN), FOR USE AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF THE CORPORATION (THE "MEETING") TO BE HELD ON MAY 10, 2001 AND ANY ADJOURNMENTS THEREOF. All costs of solicitation will be borne by the Corporation. In addition to the mail, proxies may be solicited by telephone or in person by employees of the Corporation who will receive no additional compensation for such services. The Corporation has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies in Canada and the United States for total estimated fees of $27,500. In addition, the Corporation will reimburse brokers, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of common shares of the Corporation (the "Shares") held by such persons.

     A shareholder who has given a proxy may revoke it at any time before it is exercised by attending the Meeting and voting in person or by replacing it with a duly executed proxy bearing a later date. In addition to revocation in either such manner, a shareholder giving a proxy may revoke the proxy by instrument in writing executed by the shareholder or by his attorney authorized in writing and deposited either at the registered and principal executive office of the Corporation, Suite 500, 122 - 1st Avenue South, Saskatoon, Saskatchewan, Canada, S7K 7G3, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting or any adjournment thereof.

     This proxy circular and the accompanying Notice of Annual and Special Meeting of Shareholders and proxy will first be sent or given to shareholders on or about March 27, 2001.

     Except as otherwise stated, the information contained herein is given as of March 15, 2001.

     Unless otherwise specified, all dollar amounts are expressed in United States dollars.

                                 VOTING SHARES

     There are 51,862,749 Shares of the Corporation outstanding as of March 15, 2001, each Share carrying the right to one vote.

     Each shareholder of record at the close of business on March 22, 2001 is entitled to vote at the Meeting the Shares registered in his or her name on that date except to the extent that he or she has transferred any of those Shares and the transferee has both established the transferee's ownership of the transferred Shares and demanded, not later than 10 days prior to the Meeting, that the Corporation recognize the transferee as the person entitled to vote the transferred Shares at the Meeting.

     The quorum for any meeting of shareholders is one or more persons present and holding or representing by proxy not less than 5% of the total number of outstanding Shares.

                              OWNERSHIP OF SHARES

     The following table sets forth information as of March 15, 2001, with respect to the beneficial ownership of Shares held by the executive officers of the Corporation named in the Summary Compensation Table herein and by all directors and executive officers of the Corporation.

-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
                                                                     AMOUNT AND NATURE OF
                                                                     BENEFICIAL OWNERSHIP
NAME                                                                       (1)(2)(3)
-----------------------------------------------------------------------------------------------
  William J. Doyle                                                           254,981
-----------------------------------------------------------------------------------------------
  James F. Dietz                                                              45,683
-----------------------------------------------------------------------------------------------
  John Gugulyn                                                               134,013
-----------------------------------------------------------------------------------------------
  Wayne R. Brownlee                                                          109,745
-----------------------------------------------------------------------------------------------
  Garth W. Moore                                                              91,057
-----------------------------------------------------------------------------------------------
  All directors and executive officers as a group, including
     the above-named persons (27 persons)                                  1,273,956
-----------------------------------------------------------------------------------------------

(1) The number of Shares beneficially owned is reported on the basis of regulations of the U.S. Securities and Exchange Commission, and includes Shares that the individual has the right to acquire at any time within 60 days after March 15, 2001 and Shares directly or indirectly held by the individual or by certain family members over which the individual has sole or shared voting or investment power.

(2) Each of the directors and executive officers of the Corporation owned less than 1% of the Shares issued and outstanding as at March 15, 2001. The directors and executive officers of the Corporation as a group beneficially owned approximately 2.45% of the Shares issued and outstanding as at March 15, 2001.

(3) Includes Shares purchasable within 60 days after March 15, 2001 through the exercise of options granted by the Corporation, as follows: Mr. Doyle 213,500 Shares; Mr. Dietz 40,000 Shares; Mr. Gugulyn 133,750 Shares; Mr. Brownlee 108,500 Shares; Mr. Moore 91,000 Shares and directors and executive officers as a group, including the foregoing, 1,203,950 Shares.

     Listed below is the name and other information concerning persons known to the Corporation (from the Corporation's records and reports filed with the U.S. Securities and Exchange Commission on Schedule 13G) which owned, as of March 15, 2001, more than 5% of any class of the Corporation's voting securities:

----------------------------------------------------------------------------------------------------------
                                 NAME AND ADDRESS OF          AMOUNT AND NATURE OF
TITLE OF CLASS                     BENEFICIAL OWNER           BENEFICIAL OWNERSHIP    PERCENT OF CLASS(1)
----------------------------------------------------------------------------------------------------------
  Common Shares             Primecap Management Company         3,261,800(2)(3)               6.3%
                            225 South Lake Avenue
                            Suite 400
                            Pasadena, California 91101

  Common Shares             Philips, Hager & North              3,214,750(4)(5)               6.2%
                            Investment Management Ltd.
                            200 Burrard Street
                            Vancouver, B.C. V6C 3N5

  Common Shares             FMR Corp.                           3,005,610(6)(7)               5.8%
                            82 Devonshire Street
                            Boston, Massachusetts 02109

  Common Shares             Mackenzie Financial                 2,863,700(8)(9)               5.5%
                            Corporation
                            150 Bloor Street West
                            Suite M111
                            Toronto, Ontario M5S 3B5
----------------------------------------------------------------------------------------------------------

(1) Represents percent of Shares outstanding as of March 15, 2001.
(2) Such person has sole dispositive power as to all 3,261,800 Shares and sole voting power as to 661,800 Shares.
(3) As set forth in a Schedule 13G (amendment) dated January 31, 2001.
(4) Such person has sole voting and dispositive power as to all 3,214,750
    Shares.
(5) As set forth in a Schedule 13G dated January 12, 1999.
(6) Such person has sole dispositive power as to all 3,005,610 Shares and sole voting power as to 500,660 Shares.
(7) As set forth in a Schedule 13G dated February 14, 2001.
(8) Such person has sole voting and dispositive power as to all 2,863,700
    Shares.
(9) As set forth in a Schedule 13G dated February 5, 2001.

                             ELECTION OF DIRECTORS

     The articles of the Corporation provide that the Board shall consist of a minimum of 6 directors and a maximum of 20, with the actual number to be determined from time to time by the Board. The Board has determined that commencing with the election of directors at the Meeting, there will be 12 directors.

     Proxies solicited hereby will be voted for the following proposed nominees (or for substitute nominees in the event of contingencies not known at present) who will, subject to the bylaws of the Corporation and applicable corporate law, hold office until the next annual meeting of shareholders or until their successors are elected or appointed in accordance with the bylaws or applicable corporate law. The affirmative vote of a plurality of the Shares present in person or by proxy at the Meeting and voted in respect of the election of directors is required to elect directors.

     The following table states the names and ages of all the persons to be nominated for election as directors, all other positions and offices with the Corporation now held by them, their present principal occupation or employment, the period during which present directors of the Corporation have served as directors, and the number of Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, by each of them.

--------------------------------------------------------------------------------

[Photo of F. Blesi]    FREDERICK J. BLESI
                                        Number of Shares Beneficially Owned -- 0

                       Mr. Blesi, 63, of Glenview, Illinois is a retired Chairman and Chief Executive Officer of the Phosphate Chemicals
                       Export Association Inc. ("PhosChem"), the principal vehicle for the export of U.S. phosphate chemicals. Prior to joining
                       PhosChem in 1981, he was Vice President, International with
                       International Minerals and Chemical Corporation.
--------------------------------------------------------------------------------

[Photo of D.           DOUGLAS J. BOURNE                     Director Since 1990
  Bourne]                         Number of Shares Beneficially Owned -- 13,214*

                       Mr. Bourne, 77, of Houston, Texas, is former Chairman and
                       CEO of Battle Mountain Gold Company, a gold mining company, and of Duval Corporation, the mining subsidiary of Pennzoil
                       Company. He has held many positions in various fertilizer and mining associations.

                       Mr. Bourne is Chairman of the Environmental Affairs
                       Committee and a member of the Executive Committee.
--------------------------------------------------------------------------------

[Photo of W. Doyle]    WILLIAM J. DOYLE                      Director Since 1989
                                 Number of Shares Beneficially Owned -- 254,981*

                       Mr. Doyle, 50, of Saskatoon, Saskatchewan, is President and
                       Chief Executive Officer of the Corporation. He became
                       President of PCS Sales in 1987, after a career with
                       International Minerals and Chemical Corporation. Active in
                       fertilizer industry associations, he was elected chairman of the Potash & Phosphate Institute in 1999 and is
                       Vice-Chairman of Canpotex Limited.

                       Mr. Doyle is a member of the Executive Committee.
--------------------------------------------------------------------------------

[Photo of D. Howe]     DALLAS J. HOWE                        Director Since 1991
                                  Number of Shares Beneficially Owned -- 15,800*

                       Mr. Howe, 56, of Calgary, Alberta, is President and CEO of
                       Advanced DataSystems Ltd. and BDM Information Systems Group of Companies, each an international computer systems supplier. President, CEO and founder of high technology information and data systems companies over twenty-five years, he served on the Board of Potash Corporation of Saskatchewan, the Crown corporation, from 1982 to 1989.

                       Mr. Howe is a member of the Audit Committee and the Corporate Governance and Nominating Committee.

--------------------------------------------------------------------------------

[Photo of J. McCaig]   JEFFREY J. MCCAIG                     Director Since 2001
                                        Number of Shares Beneficially Owned -- 0

                       Mr. McCaig, 49, of Calgary, Alberta is President, CEO and a director of Trimac Corporation, a bulk trucking and third-party logistics company. Before joining Trimac in 1983, he was a lawyer specializing in corporate financings and securities. He is a director of BOVAR Corporation and Richland Petroleum Corporation.

                       Mr. McCaig is a member of the Audit Committee.
--------------------------------------------------------------------------------

[Photo of M. Mogford]  MARY MOGFORD
                                       Number of Shares Beneficially Owned -- 0

                       Ms. Mogford, 56, of Newcastle, Ontario is a Corporate
                       Director and a Partner in Mogford Campbell Inc., a strategic business and financial consulting company. A former Deputy
                       Minister of Finance and Deputy Minister of Natural Resources
                       in the Province of Ontario, she is a director of
                       Falconbridge Ltd., MDS Inc., Sears Canada Inc. and Teranet
                       Inc. and a member of the Altamira Advisory Council.
--------------------------------------------------------------------------------

[Photo of D.           DONALD E. PHILLIPS                    Director Since 1991
  Phillips]                       Number of Shares Beneficially Owned -- 13,800*

                       Mr. Phillips, 68, of Brandon, Mississippi, is Chairman of the Board of the Corporation. He is a former President and CEO of Pitman-Moore Inc., a producer and marketer of animal feed and health products. He is Chairman of the board of directors of Synbiotics Inc., San Diego, California, and a director of Great Lakes REIT Inc., Oak Brook, Illinois.

                       Mr. Phillips is Chairman of the Executive Committee, and a
                       member of the Corporate Governance and Nominating Committee.
--------------------------------------------------------------------------------

[Photo of P.           PAUL J. SCHOENHALS                   Director Since 1992
  Schoenhals]                     Number of Shares Beneficially Owned -- 11,400*

                       Mr. Schoenhals, 59, of Calgary, Alberta, President of
                       Petroleum Industry Training Service, was Chairman of Potash
                       Corporation of Saskatchewan, the Crown corporation, from 1987 to 1989. He is a former Member of the Legislative
                       Assembly and Cabinet Minister in Saskatchewan.

                       Mr. Schoenhals is a member of the Compensation Committee and the Environmental Affairs Committee.
--------------------------------------------------------------------------------

[Photo of E.           E. ROBERT STROMBERG, Q.C.             Director Since 1991
  Stromberg]                      Number of Shares Beneficially Owned -- 21,596*

                       Mr. Stromberg, 59, of Saskatoon, Saskatchewan, is a member of the Saskatchewan law firm Robertson Stromberg. He is a
                       director of NorSask Forest Products Inc. and Hitachi
                       Canadian Industries Ltd., a member of the Provincial Court
                       Commission, and Chairman of the Saskatoon Airport Authority.

                       Mr. Stromberg is a member of the Executive Committee and the
                       Environmental Affairs Committee.

--------------------------------------------------------------------------------

[Photo of J. Vicq]     JACK G. VICQ                          Director Since 1989
                                  Number of Shares Beneficially Owned -- 17,093*

                       Mr. Vicq, 61, of Saskatoon, Saskatchewan, is a Professor
                       Emeritus of Accounting in the College of Commerce, University of Saskatchewan and was formerly Associate Dean and responsible for the Centre for International Business
                       Studies. He sits on committees of the Saskatchewan and Canadian Institutes of Chartered Accountants.

                       Mr. Vicq is Chairman of the Audit Committee.
--------------------------------------------------------------------------------

[Photo of B. Wigmore]  BARRIE A. WIGMORE                     Director Since 1989
                                  Number of Shares Beneficially Owned -- 12,000*

                       Mr. Wigmore, 59, of New York, New York, is a retired Limited
                       Partner with New York investment banking firm Goldman, Sachs
                       Group, Inc. and headed its corporate finance activities in the electric, gas, pipelines and telecommunications
                       industries. He writes on financial history and current
                       financial markets. He is a director of National Service
                       Industries, Inc.

                       Mr. Wigmore is Chairman of the Compensation Committee and a
                       member of the Corporate Governance and Nominating Committee.
--------------------------------------------------------------------------------

[Photo of T. Wright]   THOMAS J. WRIGHT                      Director Since 1999
                                  Number of Shares Beneficially Owned -- 89,300*

                       Mr. Wright, 68, of Raleigh, North Carolina, retired as
                       President of PCS Phosphate on June 30, 1999. Formerly
                       President and CEO of Texasgulf Inc., the predecessor to PCS
                       Phosphate, he has been active in many fertilizer industry associations.

                       Mr. Wright is a member of the Environmental Affairs
                       Committee and the Corporate Governance and Nominating
                       Committee.
--------------------------------------------------------------------------------

* The number of shares indicated above as beneficially owned by the nominated directors includes Shares purchasable by such directors within 60 days of March 15, 2001 through the exercise of options granted by the Corporation, as follows: Douglas J. Bourne 12,800 Shares; William J. Doyle 213,500; Dallas J. Howe 14,800 Shares; Donald E. Phillips 12,800 Shares; Paul J. Schoenhals 11,000 Shares; E. Robert Stromberg 16,800 Shares; Jack G. Vicq 16,500 Shares; Barrie A. Wigmore 11,000 Shares; and Thomas J. Wright 89,300 Shares.

     All of the above directors have had the principal occupation described above for the previous five years except as follows: Mr. Doyle was Executive Vice President, Potash and Sales, of the Corporation from 1995 to March 1997, President of PCS Sales from March 1997 to July 1998, and President and Chief Operating Officer of the Corporation from July 1998 to July 1999; Mr. Wright was Executive Vice President of PCS Phosphate from 1995 to March 1997.

     The law firm of Robertson Stromberg has provided and continues to provide legal services to the Corporation. E. Robert Stromberg was, during 2000, a partner of Robertson Stromberg.

     Mr. Doyle is Vice-Chairman of Canpotex Limited, a potash export, sales and marketing company owned in equal shares by the three potash producers in Saskatchewan. In 2000, sales to Canpotex Limited amounted to $268,900,000.

     During 2000, there were 8 meetings of the Board and the number of meetings held by committees of the Board were: (i) Executive Committee -- 0; (ii) Audit Committee -- 8; (iii) Compensation Committee -- 5;

(iv) Environmental Affairs Committee -- 4; and (v) Corporate Governance and Nominating Committee -- 5. Each of the Corporation's directors attended at least 83% of the total of the meetings of the committees on which the director served and the meetings of the Board.

     Three current directors of the Corporation have advised of their intention not to seek re-election, thereby retiring from the Board on May 10, 2001. They are Isabel B. Anderson and Daryl K. Seaman who have served on the board since 1989 and the Honorable Willard Z. Estey Q.C., who has served on the board since 1990.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth, for the periods indicated, all compensation earned by the individual who served as Chief Executive Officer of the Corporation during 2000 and by each of the Corporation's other four most highly compensated executive officers as of the end of calendar year 2000 for services rendered to the Corporation and its subsidiaries (the "Named Executive Officers").

                         SUMMARY COMPENSATION TABLE(1)

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                               ANNUAL COMPENSATION                AWARDS       PAYOUTS
                                                                                SECURITIES
                                                                   OTHER        UNDERLYING
                                                                   ANNUAL         OPTIONS        LTIP         ALL OTHER
                                       SALARY       BONUS       COMPENSATION    GRANTED(3)     PAYOUTS       COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR        $           $(2)            $               #            $               $
  William J. Doyle           2000      725,000    1,000,000            1,163      70,000             --        69,074(6)
  President and Chief        1999      622,500      230,000            8,059      70,000        187,250        40,651(6)
  Executive Officer(4)       1998      475,000      450,000       260,319(5)      50,000         63,625         8,157(6)

  James F. Dietz             2000      325,000      305,000           14,466      35,000             --        40,641(8)
  Executive Vice President   1999      307,500       85,000               --      30,000         87,383         8,781(8)
  and Chief Operating        1998      277,500      200,000               --      25,000         29,692         9,290(8)
  Officer(7)

  John Gugulyn               2000      343,620      234,000            2,035      30,000             --       59,845(11)
  Senior Vice President,     1999      266,896       90,000            1,091      30,000        109,229       19,120(11)
  Administration(9)          1998      213,089      138,231       52,519(10)      25,000         37,114        6,452(11)

  Wayne R. Brownlee          2000      325,000      245,000               --      30,000             --       77,439(14)
  Senior Vice President and  1999      223,738       85,000               --      30,000        109,229       17,127(14)
  Chief Financial            1998      165,724      115,192        9,094(13)      25,000         37,114        5,897(14)
  Officer(12)

  Garth W. Moore             2000      300,000      213,000               --      30,000             --       45,073(16)
  President, PCS Potash      1999      229,023       80,000            2,159      30,000        112,350       17,564(16)
                             1998      172,285      121,775       17,253(15)      25,000         38,175        6,072(16)

(1) Those amounts which were paid in Canadian dollars have been converted to United States dollars using the average exchange rate for the month prior to the date of payment.

(2) Reports amounts awarded pursuant to the Corporation's Short-Term Incentive Plan. See "Compensation Committee -- Short-Term Incentive Compensation".

(3) Options granted pursuant to the Corporation's Stock Option Plan -- Officers and Employees.

(4) Prior to July 1, 1999 Mr. Doyle's principal position was President and Chief Operating Officer of the Corporation. Prior to July 1, 1998, Mr. Doyle's principal position was President, PCS Sales.

(5) The amount reported for 1998 includes a payment to Mr. Doyle to reimburse him in respect of the differential between Canadian and U.S. income taxes payable by him. In addition, of the other annual compensation indicated for 1998, $63,194 reflects a 1998 payment made by the Corporation to Canada Customs and Revenue Agency ("CCRA") in settlement of a benefits audit for the years 1994 through 1996.

(6)  The reported amounts for 2000, 1999 and 1998 consist, respectively, of:

     (i) $40,857, $35,529 and $4,708 which represents the Corporation's contribution to the Corporation's defined contribution pension and savings plans on behalf of the indicated Named Executive Officer; and

     (ii) $7,448, $5,122 and $3,449 which represents the value of the benefit for group term life insurance premiums paid by the Corporation on behalf of the indicated Named Executive Officer; and

     (iii) $20,769 for 2000 which represents a lump sum pay-out to satisfy the Corporation's obligation to the indicated Named Executive Officer for earned but unused vacation.

(7) Prior to November 1, 2000, Mr. Dietz's principal position was President, PCS Nitrogen, Inc. ("PCS Nitrogen"), a subsidiary of the issuer and prior to July 1, 1998 Executive Vice President, PCS Nitrogen.

(8)  The reported amounts for 2000, 1999 and 1998 consist, respectively, of:

     (i) $8,500, $6,400 and $6,400 which represents contributions by the Corporation's subsidiary to its defined contribution pension plan on behalf of the indicated Named Executive Officer; and

     (ii) $2,028, $2,381 and $2,890 which represents the value of the benefit for group term life insurance premiums paid by the Corporation's subsidiary on behalf of the indicated Named Executive Officer; and

     (iii) $30,113 for 2000 which represents moving expenses.

(9)  Mr. Gugulyn retired on January 2, 2001.

(10) Of the other annual compensation indicated for 1998, $33,964 reflects a payment by the Corporation to CCRA in settlement of a benefits audit for the years 1994 through 1996.

(11) The reported amounts for 2000, 1999 and 1998 consist, respectively, of:

     (i) $21,130, $17,132 and $4,721 which represents the Corporation's contribution to its defined contribution pension and savings plans on behalf of the indicated Named Executive Officer; and

     (ii) $3,811, $1,988, and $1,731 which represents the value of the benefit for group term life insurance premiums paid by the Corporation on behalf of the indicated Named Executive Officer; and

     (iii) $34,904 for 2000 which represents a lump sum pay-out to satisfy the Corporation's obligation to the indicated Named Executive Officer for earned but unused vacation.

(12) Prior to July 11, 1999 Mr. Brownlee was Senior Vice President, Expansion & Development of the Corporation.

(13) Of the other annual compensation indicated for 1998, $6,260 reflects a payment by the Corporation to CCRA in settlement of a benefits audit for the years 1994 through 1996.

(14) The reported amounts for 2000, 1999 and 1998 consist, respectively, of:

     (i) $20,880, $15,664 and $4,711 which represents the Corporation's contribution to its defined contribution pension and savings plans on behalf of the indicated Named Executive Officer; and

     (ii) $2,617, $1,463, and $1,186 which represents the value of the benefit for group term life insurance premiums paid by the Corporation on behalf of the indicated Named Executive Officer; and

     (iii) $53,942 for 2000 which represents a lump sum pay-out to satisfy the Corporation's obligation to the indicated Named Executive Officer for earned but unused vacation.

(15) Of the other annual compensation indicated for 1998, $14,183 reflects a payment by the Corporation to CCRA in settlement of a benefits audit for the years 1994 through 1996.

(16) The reported amounts for 2000, 1999 and 1998 consist, respectively, of:

     (i) $19,629, $15,922 and $4,733 which represents the Corporation's contribution to its defined contribution pension and savings plans on behalf of the indicated Named Executive Officer; and

     (ii) $3,521, $1,642, and $1,339 which represents the value of the benefit for group term life insurance premiums paid by the Corporation on behalf of the indicated Named Executive Officer; and

     (iii) $21,923 for 2000 which represents a lump sum pay-out to satisfy the Corporation's obligation to the indicated Named Executive Officer for earned but unused vacation.

LONG-TERM INCENTIVE PLAN

     Each of the Named Executive Officers participates in the Corporation's Long-Term Incentive Plan, adopted in 2000. For a description of the operation of the plan, see "Compensation Committee Report on Executive Compensation". The following table sets forth hypothetical potential future payouts following the end of the current performance cycle (December 31, 2002).


------------------------------------------------------------------------------------------------------------
                                                         ESTIMATED FUTURE PAYOUTS UNDER NON-SECURITIES-
                                                                       PRICE-BASED PLANS
                                               -50% APPRECIATION     50% APPRECIATION      150% APPRECIATION
  NAME                                            $(1)(2)               $(1)(2)                $(1)(2)
  William J. Doyle                                   398,125              2,786,875              5,175,625
  James F. Dietz                                     120,937                846,562              1,572,187
  John Gugulyn(3)                                         --                     --                     --
  Wayne R. Brownlee                                   98,500                689,500              1,280,500
  Garth W. Moore                                      90,000                630,000              1,170,000
------------------------------------------------------------------------------------------------------------

(1) Figures represent estimated payout at the end of the current performance cycle (December 31, 2002) for each of the Named Executive Officers, assuming Total Share Return ("TSR") for the Corporation is -50%, 50% and 150%. TSR for the Corporation is calculated on the basis of appreciation in the share price of PCS stock over the performance period plus dividends.

    At a TSR of -50%, the Absolute Percentage applied to the target percentage ("Absolute TSR") is 0%. At a TSR of 50% the Absolute TSR is 150% and at a TSR of 150%, the Absolute TSR is 300%. For the purpose of the examples, the TSR of the Company is assumed to exceed the TSR of the peer group by 5, resulting in a Relative Percentage of Target Percentage of 25.0% ("Relative TSR").

(2) The target award percentage is adjusted (up or down) by multiplying it by the combined TSR factors (Absolute TSR and Relative TSR). The resulting award percentage is then applied to the total base salary earned by the executive over the performance cycle (3 years) while they were actively employed. The award is paid, in cash, within 60 days following the end of the performance cycle.

    For Mr. Doyle, his target percentage is 70% and salary over the three year period would be $2,275,000 (assuming 2000 levels). For Mr. Dietz, his target percentage is 45% and salary over the three years would be $1,075,000. For Mr. Brownlee and Mr. Moore, their target percentage is 40% with salaries of $985,000 and $900,000, respectively.

(3) As a result of Mr. Gugulyn's retirement on January 2, 2001, he received a payment of $278,073 regarding his entitlement pursuant to the Long-Term Incentive Plan.

OPTIONS

     The following table sets forth information concerning the grants of stock options to the Named Executive Officers during the year ended December 31, 2000.

                            OPTION GRANTS DURING THE
                      MOST RECENTLY COMPLETED FISCAL YEAR


------------------------------------------------------------------------------------------------------------------------------
                                                         INDIVIDUAL GRANTS
                              NUMBER OF
                             SECURITIES        % OF TOTAL OPTIONS
                             UNDERLYING            GRANTED TO            EXERCISE OR                              GRANT DATE
                              OPTIONS          EMPLOYEES IN FISCAL       BASE PRICE                              PRESENT VALUE
  NAME                     GRANTED(1)(2)#             YEAR                 $/SHARE         EXPIRATION DATE         (3)(4)$
  William J. Doyle              70,000                7.92                  60.9375         Nov. 21, 2010         1,515,500
  James F. Dietz                35,000                3.96                  60.9375         Nov. 21, 2010           757,750
  John Gugulyn                  30,000                3.39               Cdn. 95.30         Nov. 21, 2010           631,376
  Wayne R. Brownlee             30,000                3.39               Cdn. 95.30         Nov. 21, 2010           631,376
  Garth W. Moore                30,000                3.39               Cdn. 95.30         Nov. 21, 2010           631,376
------------------------------------------------------------------------------------------------------------------------------

(1) Options granted pursuant to the Corporation's Stock Option Plan -- Officers and Employees.

(2) Options granted on November 21, 2000. Subject to the terms of the applicable plan, each option is exercisable with respect to one-half of the indicated number on or after November 21, 2001 and with respect to the balance of the indicated number on or after November 21, 2002 (or earlier in the event of a "change of control" of the Corporation as defined in the Corporation's Stock Option Plan -- Officers and Employees). All options are transferable (without consideration) to the spouse, children and grandchildren of the original optionee (or to a trust, partnership or limited liability company, the entire beneficial interest of which is held by one or more of the foregoing persons), in accordance with the terms and conditions of the Stock Option Plan -- Officers and Employees.

(3) The Modified Black-Scholes Option Pricing Model was used to determine the grant date present value of the stock options granted in November, 2000 by the Corporation to the Named Executive Officers. Under the Modified Black-Scholes Option Pricing Model, the grant date present value of the stock options referred to in the table was Cdn. $32.72 per Share for Mr. Gugulyn, Mr. Brownlee and Mr. Moore and $21.65 per Share for Mr. Doyle and Mr. Dietz. The material assumptions and adjustments incorporated in the Modified Black-Scholes Option Pricing Model in estimating the value of options reflected in the above table include the following:

    (i) an option term of 8 years; with respect to the options granted to Mr. Gugulyn, Mr. Brownlee and Mr. Moore, an interest rate of 5.78% (representing the interest rate on a Canadian Treasury security with a maturity date corresponding to that of the option term) and with respect to options granted to Mr. Doyle and Mr. Dietz, an interest rate of 5.76% (representing the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term);

    (ii) with respect to the options granted to Mr. Gugulyn, Mr. Brownlee and Mr. Moore, volatility of 27.965% (calculated using daily stock prices on The Toronto Stock Exchange for the three-year period prior to the grant date) and with respect to options granted to Mr. Doyle and Mr. Dietz, volatility of 30.9426% (calculated using daily stock prices on the New York Stock Exchange for the three-year period prior to the grant date);

    (iii) with respect to the options granted to Mr. Gugulyn, Mr. Brownlee and Mr. Moore, dividends at the rate of Cdn. $1.44 per Share and with respect to options granted to Mr. Doyle and Mr. Dietz, dividends at the rate of $1.00 per Share (representing the annualized dividends paid with respect to a Share at the date of grant); and

     (iv) a reduction of approximately 10% to reflect the probability of forfeiture due to termination prior to vesting and the probability of a shortened option term due to termination of employment prior to the option expiration date.

     The ultimate values of the options will depend on the future market price of the Shares, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Shares over the exercise price on the date the option is exercised.

(4) Amounts denominated in Canadian dollars are converted to United States dollars at the exchange rate in effect at the date of grant of the options.

     The following table sets forth the options exercised during the year ended December 31, 2000 by the Named Executive Officers and the year-end value of unexercised in-the-money options held by such individuals at December 31, 2000.

         AGGREGATED OPTION EXERCISES DURING THE MOST RECENTLY COMPLETED
                 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                                          NUMBER OF                 VALUE OF UNEXERCISED
                                                                    SECURITIES UNDERLYING           IN-THE-MONEY OPTIONS
                                                                      OPTIONS AT FY-END                 AT FY-END(1)
                             SECURITIES                        ---------------------------------------------------------------
                             ACQUIRED ON     AGGREGATE VALUE                          #                               $
                              EXERCISE          REALIZED              #              NOT              $              NOT
NAME                              #                 $            EXERCISABLE     EXERCISABLE     EXERCISABLE     EXERCISABLE
------------------------------------------------------------------------------------------------------------------------------
  William J. Doyle                 --                 --           213,500        105,000         2,919,894       2,428,125
------------------------------------------------------------------------------------------------------------------------------
  James F. Dietz               15,000            267,868            40,000         50,000           260,937       1,127,500
------------------------------------------------------------------------------------------------------------------------------
  John Gugulyn                     --                 --           133,750         45,000         3,241,750         976,402
------------------------------------------------------------------------------------------------------------------------------
  Wayne R. Brownlee                --                 --           108,500         45,000         1,874,507         976,402
------------------------------------------------------------------------------------------------------------------------------
  Garth W. Moore                5,000            142,677            91,000         45,000         1,024,011         976,402
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Values are calculated by determining the amount by which the market value of the Shares underlying the options on December 31, 2000 exceeded the exercise prices of the options and converting Canadian dollar amounts to United States dollars using the December 31, 2000 exchange rate of $0.6665.

PENSION PLANS

     The Corporation maintains the Potash Corporation of Saskatchewan Inc. Pension Plan (the "PCS Plan") which generally requires all participating employees to contribute 5.5% of their earnings (or such lesser amount as is deductible for Canadian Income Tax purposes) to the PCS Plan and the Corporation to contribute an equal amount. When an individual retires, the full amount in the individual's account is used to produce the pension.

     The Corporation maintains a Supplemental Retirement Income Plan (the "Supplemental Plan") which is unfunded and non-contributory and which provides a supplementary pension benefit for the Corporation's officers and certain other key managers. Under the basic terms of the Supplemental Plan a pension benefit is provided in an amount equal to 2% of the participant's average three highest years' earnings multiplied by the participant's years of pensionable service (to a maximum of 35 years), minus any annual retirement benefit payable under the PCS Plan or certain other tax qualified plans maintained by the Corporation or any of its subsidiaries. Benefits under the Supplemental Plan are paid in the currency in which the participant's earnings are denominated. For the purposes of the Supplemental Plan, earnings are defined as the participant's annual base pay plus 100% of all bonuses paid or payable in the year pursuant to the Short-Term Incentive Plan. The normal retirement age pursuant to the Supplemental Plan is 65, with a reduction in benefits for early retirement prior to age 62. No benefits pursuant to the Supplemental Plan are payable if termination occurs prior to age 55. Benefits payable to employees who have reached the minimum age
(55) for retirement pursuant to the Supplemental Plan are secured by letters of credit provided by the Corporation and are generally paid in the form of an annuity for life, or at a participant's election, in a single lump sum payment equal to the actuarial present value of the annual benefit provided by the Supplemental Plan.

     For a designated group of senior officers of the Corporation, including Mr. Doyle, Mr. Gugulyn, Mr. Brownlee and Mr. Moore, the benefit payable is an amount equal to: (i) 5% of the senior officer's average three highest years' earnings multiplied by the senior officer's years of pensionable service (to a maximum of 10 years), plus (ii) 2% of the senior officer's average three highest years of earnings multiplied by the senior officer's years of pensionable service in excess of 25 years to a maximum of 10 additional years, minus (iii) any annual retirement benefit payable under the PCS Plan and certain other tax qualified plans maintained by the Corporation or any of its subsidiaries. In addition, for such designated group of senior officers, earnings will also include payments to the participant pursuant to the Long-Term Incentive Plan at the end of a performance cycle, allocated equally over the three years in the performance cycle.

     The following table shows the estimated annual benefits payable upon retirement to Mr. Doyle, Mr. Gugulyn, Mr. Brownlee and Mr. Moore pursuant to the Supplemental Plan. Estimated benefits payable pursuant to the Supplemental Plan will be reduced by any benefits payable for Mr. Doyle, Mr. Gugulyn, Mr. Brownlee and Mr. Moore pursuant to the PCS Plan and certain other tax qualified plans, maintained by the Corporation or any of its subsidiaries.

                   SUPPLEMENTAL RETIREMENT INCOME PLAN TABLE

    REMUNERATION                                             YEARS OF SERVICE
          $                     10                20                30                40                50
      $ 250,000             $ 125,000         $ 125,000         $ 150,000         $ 175,000         $ 175,000
        500,000               250,000           250,000           300,000           350,000           350,000
      1,000,000               500,000           500,000           600,000           700,000           700,000
      1,500,000               750,000           750,000           900,000         1,050,000         1,050,000
      2,000,000             1,000,000         1,000,000         1,200,000         1,400,000         1,400,000
      3,000,000             1,500,000         1,500,000         1,800,000         2,100,000         2,100,000

     As of December 31, 2000, the three highest year average earnings for purposes of the Supplemental Plan for each Named Executive Officer participating in the Supplemental Plan were as follows: $1,463,988 for Mr. Doyle, $655,263 for Mr. Gugulyn, $477,749 for Mr. Brownlee and $458,359 for Mr. Moore. The salary calculations for Mr. Doyle, Mr. Brownlee and Mr. Moore include no provision for payouts pursuant to the LTIP plan, which amounts will not be known until the expiration of the current performance period. The estimated credited years of service at assumed retirement age of 65 for each of the Named Executive Officers participating in the Supplemental Plan are as follows: 28 years for Mr. Doyle, 13 years for Mr. Gugulyn, 41 years for Mr. Brownlee and 31 years for Mr. Moore. On February 27, 2001, Mr. Gugulyn received a lump sum payout of $3,095,601, representing the actuarial present value of the annual benefit provided by the Supplemental Plan.

     Prior to January 1, 1999, PCS Phosphate and PCS Nitrogen maintained separate defined benefit pension plans for their respective eligible U.S. employees, including Mr. Dietz in the case of PCS Nitrogen. Effective January 1, 1999 the Corporation consolidated its pension plans for U.S. employees and the Nitrogen Pension Plan was merged with and into the Phosphate Pension Plan to form a new U.S. Pension Plan (the "U.S. Pension Plan").

     Under the U.S. Pension Plan, participants age 62 or older with at least 20 years of service, receive a retirement benefit of 1 1/2% of the participant's final average compensation (as defined below) multiplied by the participant's years of service accrued after December 31, 1998 (maximum 35 years) in the form of a life annuity. Participants with service accrued prior to January 1, 1999 under the Phosphate Pension Plan or the Nitrogen Pension Plan have a portion of their retirement benefit calculated in accordance with the applicable benefit formula as in effect on December 31, 1998. Employees not meeting the minimum age or years of service requirement at termination receive a reduced benefit.

     Pursuant to the U.S. Pension Plan, final average compensation is defined as compensation for the highest paid 60 consecutive months of service out of the last 120 months of service. Compensation is defined as a participant's base pay plus bonus. The benefits available under the U.S. Pension Plan are not subject to offset for other retirement benefits.

     The retirement benefits from the U.S. Pension Plan for Mr. Dietz is subject to certain limitations on the amount of retirement benefits that may be provided under U.S. tax qualified pension plans. Mr. Dietz does not currently participate in any supplemental plan. However, the Company is continuing to develop an appropriate supplemental retirement plan to address such limitations.

     For Mr. Dietz, the following table represents an estimate of the retirement income calculated pursuant to the U.S. Pension Plan for service on or after January 1, 1999 (assuming the implementation of a supplemental plan to address applicable limitations under the U.S. Internal Revenue Code for Mr. Dietz).

                            POST-1998 SERVICE TABLE

    REMUNERATION                                             YEARS OF SERVICE
          $                     10                15                20                25                30
      $200,000              $ 30,000          $ 45,000          $ 60,000          $ 75,000          $ 90,000
       300,000                45,000            67,500            90,000           112,500           135,000
       400,000                60,000            90,000           120,000           150,000           180,000
       500,000                75,000           112,500           150,000           187,500           225,000
       600,000                90,000           135,000           180,000           225,000           270,000

     As of December 31, 2000 the final average compensation for the purposes of the U.S. Pension Plan and any applicable supplemental plan for Mr. Dietz was $406,049. The estimated credited years of post-1998 service at normal retirement age of 65 for Mr. Dietz is 13 years.

     As of December 31, 1998, the Nitrogen Pension Plan provided a normal monthly retirement benefit equal to the sum of (i) 1.1% of the participant's average monthly pay during the highest paid 60 consecutive calendar months of the last 120 calendar months of employment multiplied by the participant's credited service and (ii) 0.4% of (a) the excess of such average monthly pay over the participant's "covered compensation" multiplied by (b) the participant's credited service (up to a maximum of 35 years). "Covered compensation" is defined as the 35-year average of the U.S. Social Security wage bases measured from the year in which the participant reaches Social Security retirement age.

     The following table represents an estimate of the pre-1999 service component of the retirement income of Mr. Dietz at the levels of average compensation and years of service shown calculated pursuant to the formula in the Nitrogen Pension Plan (assuming the implementation of a supplemental plan to address applicable limitations under the U.S. Internal Revenue Code). The following calculations use the applicable social security earning limit based on Mr. Dietz's year of birth, 1946.

                             PRE-1999 SERVICE TABLE

    REMUNERATION                                             YEARS OF SERVICE
          $                     5                 10                15                20                25
      $200,000              $ 14,000          $ 28,000          $ 42,000          $ 55,000          $ 69,000
       300,000                21,000            43,000            64,000            85,000           107,000
       400,000                29,000            58,000            87,000           115,000           144,000
       500,000                36,000            73,000           109,000           145,000           182,000
       600,000                44,000            88,000           132,000           175,000           219,000

     As of December 31, 2000, the estimated credited years of pre-1999 service at normal retirement age of 65 for Mr. Dietz is 6 years. Final average compensation is the same as that calculated for the purpose of the U.S. Pension Plan and post-1998 service.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

Change in Control Agreements

     Effective December 30, 1994, the Corporation, and where applicable, PCS Sales, entered into Change in Control Agreements with certain senior executives, including Mr. Doyle, Mr. Gugulyn, Mr. Brownlee and Mr. Moore. The initial term of each Change in Control Agreement was to December 31, 1997; however, the Change in Control Agreements were automatically renewed to December 31, 1998 and continue to be subject to automatic renewal for successive one year terms until the employee reaches age 65 or unless either party gives notice of termination. A change in control of the Corporation will be deemed to have occurred if:

     (a) there is a significant (50 percent or more) change in the Board within any two year period, not including replacement directors approved for nomination by the Board;

     (b) there occurs an amalgamation, merger, consolidation, or other transaction whereby the control of the existing shareholders of the Corporation is diluted to less than 50 percent control of the surviving or consolidated entity;

     (c) there occurs a significant (50 percent or more based on book value) sale or other disposition of the fixed assets of the Corporation within any twelve month period; or

     (d) any party acquires 20 percent or more of the voting securities of the Corporation.

     Benefits pursuant to the Change in Control Agreements will be payable upon termination of the executive's employment within two years following a change in control. Termination of the executive's employment is defined to include the executive ceasing to be employed for any reason, including constructive dismissal, except by reason of death, disability, resignation or voluntary retirement, or dismissal for dishonest or wilful misconduct.

     The severance benefit entitlements upon termination of employment following a change in control of the Corporation are:

     (a) a lump sum payment of three times the executive's base salary and average bonus for the last three years;

     (b) a lump sum payment of the pro-rata target bonus for the short year in which termination occurs;

     (c) immediate vesting and cash out of all outstanding Long Term Incentive Plan awards;

     Payments to be made pursuant to the foregoing and relating to the employee's bonus may be deferred by the executive for up to three years or for such other period as may be permitted by the Income Tax Act (Canada);

     (d) a credit of three additional years of service under the Supplemental Plan;

     (e) three year continuation of medical, disability, and group term life insurance. These benefits terminate, however, upon obtaining similar coverage from a new employer or upon commencement of retiree benefits; and

     (f)  financial or outplacement counselling to a maximum of Cdn$10,000.

     All outstanding non-exercisable options granted to the executive pursuant to the Corporation's stock option plan for officers and employees become exercisable upon the occurrence of a change in control. In the event no public market for the shares exists, the Corporation (or PCS Sales as the case may be) will compensate the executive for the value of his or her options on the basis of a share value approved by the shareholders of the Corporation upon a change in control, or, if no such value has been approved, then based upon the market value of the Shares when last publicly traded. For Mr. Doyle, there is provision for a "gross up" of payments to cover excise taxes if payable in respect of such benefits.

Other

     The current severance policy of the Corporation for termination without cause, which is applicable to all salaried employees including the Named Executive Officers, is notice of impending termination, or payment of salary in lieu of notice, equivalent to two weeks for each complete year of service (subject to a minimum of 4 weeks and a maximum of 52 weeks). Such policy is superseded by specific termination provisions contained in a written agreement.

                             COMPENSATION COMMITTEE

COMPOSITION OF THE COMPENSATION COMMITTEE

     The following individuals served as members of the Compensation Committee during the year which ended on December 31, 2000.

Donald E. Phillips
Daryl K. Seaman
Barrie A. Wigmore
Isabel B. Anderson
Paul J. Schoenhals

     Mr. Phillips served on and as Chairman of the Committee until his appointment as Chairman of the Board in November 2000. At that time, Mr. Wigmore became Chairman of the Committee. Ms. Anderson and Mr. Schoenhals were appointed to the Committee in May 2000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board (the "Committee") is, at present, composed of four independent directors. The Committee is charged with formulating and making recommendations to the Board in respect of compensation issues relating to directors and senior officers of the Corporation. The Committee also makes recommendations regarding the Corporation's Stock Option Plans and administers its Short and Long-Term Incentive Plans, each in accordance with its terms. In addition, the Committee, in consultation with the Chief Executive Officer, considers and reports to the Board regarding corporate succession matters.

     Executive compensation policies are designed with the objective of attracting and retaining qualified executives by providing compensation packages which are competitive within the marketplace and by compensating them in a manner which encourages individual performance consistent with shareholder expectations.

Salary

     The Corporation has established a system of tiered salary levels for senior executives (i.e. vice president and above) of the Corporation. Currently, each senior executive position is assigned to the appropriate salary tier, considering the position's internal value as well as external competitive comparisons with information provided by independent compensation consultants. Each individual's salary is then set within the applicable range determined for the tier, taking into account the individual's duties, performance and experience. Individual executive salaries are subject to approval by the Chief Executive Officer and the Compensation Committee of the Board.

Short-Term Incentive Compensation

     The Corporation's Short-Term Incentive Plan is intended to aid in developing strong corporate management by providing financial incentives to key employees to achieve objectives which contribute materially to the Corporation's success. The plan presently provides for incentive awards based on an individual's performance, position with the Corporation and the financial results of the Corporation. Ranges of incentive awards are established for each position, which awards are expressed as a percentage of annual salary. The actual percentage used in calculating the award is generally determined by the Corporation's cash flow return (as defined) in relation to a pre-established target, subject to adjustment based upon the individual's performance and such other factors as the Committee deems appropriate. For certain participants in the plan employed at particular operating facilities, the award percentage is adjusted pursuant to a formula designed to reflect the actual results of the operating facility compared to an approved target for that facility. Under the terms of the plan, generally no payments are made when the cash flow return is less than 50% of the target set by the Board for that year. For senior executives, which include the Named Executive Officers, incentive awards range from 15% to 140% of salary depending upon actual cash flow return as compared to target return once the minimum threshold requirement has been met, all subject to adjustment based on the Executive's performance and such other factors as the Committee deems appropriate.

Long-Term Incentive Compensation

     The Corporation's Long-Term Incentive Plan, as amended, is designed to retain high-potential, high-value employees, to recognize and reward their significant contributions to the long-term success of the Corporation, and to align their interests more closely with the shareholders of the Corporation. Performance under this cash based plan is measured by reference to Total Shareholder Return ("TSR"). TSR measures the capital appreciation of PCS stock and includes dividends paid. As such, it simulates the actual investment performance realized by shareholders.

     The Long-Term Incentive Plan considers both the absolute TSR of PCS, and the TSR performance relative to a peer group of companies. For purposes of the plan the peer group of companies includes, at present:

     -  Agrium Inc.;

     -  IMC Global Inc.;

     -  Mississippi Chemical Corporation; and

     -  Terra Industries Inc.

     Each executive is assigned a target award percentage ranging from 20% to 70%. This target award percentage is adjusted (up or down) by multiplying it by the combined TSR factors (absolute TSR and relative TSR). The resulting award percentage is then applied to the total base salary earned by the executive over the performance cycle (3 years) while they were actively employed. The award is paid, in cash, within 60 days following the end of the performance cycle.

     In the event a participant in the plan is terminated without cause or in the event of death, disability or retirement, awards are calculated up to the time of the applicable event and paid within a reasonable time. In the event of a voluntary termination or termination with cause, all rights under the plan are forfeited.

     The interests of management are also tied to the interests of the Corporation's shareholders through the annual grant of options to executives and other key employees pursuant to the Corporation's Stock Option Plan -- Officers and Employees. The options are granted at 100% of market value, become exercisable over two years (or earlier in the event of a "change of control" as defined in the plan) and expire after ten years. Options are granted having regard to the position in and contribution made to the Corporation by the individual involved. The number of shares subject to options granted to an individual is a function of the individual's position within the Corporation and his or her ability to affect corporate performance.

     In considering whether to grant options and how many shares are to be subject to options, the Committee considers the aggregate number of options outstanding and is also guided in such matters by applicable regulatory constraints.

     In relative terms, greater emphasis within the compensation package is given to annual cash compensation (salary and short-term incentives) than to long-term incentives and options. However, each element of the package is designed to complement the others in enabling the Corporation to achieve the objectives of its compensation policies.

Chief Executive Officer Compensation

     The Committee reviews annually the CEO's salary, any awards under the Short and Long-Term Incentive Plans and any grant of options under the Corporation's Stock Option Plan -- Officers and Employees. The CEO's annual salary is determined primarily on the basis of his individual performance and the performance of the Corporation. While no mathematical weighting formula exists, the Committee considers all factors which it deems relevant including the net income of the Corporation, the Corporation's share price, the duties and responsibilities of the CEO and current compensation levels. Awards pursuant to the Short and Long-Term Incentive Plans and under the Corporation's Stock Option Plan -- Officers and Employees are made in accordance with the plans as outlined above.

     Reference is also made to the compensation of chief executive officers of an appropriate comparable group of companies selected by the Corporation. The comparison of the Corporation's CEO compensation to the comparable group incorporates many factors including the relative size of the companies, their profitability and share price, the duties of the chief executive officer and any other extenuating or special circumstances.

     Mr. Doyle's compensation for 2000 as set forth in the Summary Compensation Table was determined in accordance with the foregoing.

     Submitted on behalf of the Compensation Committee: Isabel B. Anderson, Paul
J. Schoenhals, Daryl K. Seaman and Barrie A. Wigmore.

                               PERFORMANCE GRAPHS

     The following graph illustrates the Corporation's cumulative shareholder return, assuming reinvestment of dividends, by comparing a Cdn$100 investment in the Corporation's Shares at December 31, 1995 to the return on the TSE 300 Total Return Index.

                            CUMULATIVE TOTAL RETURN
          BASED ON REINVESTMENT OF CDN$100 BEGINNING DECEMBER 31, 1995

                        [Cumulative Total Return Graph]


                                                             -----------------------------------------------------------
                                                              DEC.-95   DEC.-96   DEC.-97   DEC.-98   DEC.-99   DEC.-00
------------------------------------------------------------------------------------------------------------------------
  Potash Corporation of Saskatchewan Inc. -- TSE Listing       $100      $122      $127      $106       $77      $134
------------------------------------------------------------------------------------------------------------------------
  TSE 300                                                      $100      $128      $148      $145      $191      $205
------------------------------------------------------------------------------------------------------------------------

SOURCE: GEORGESON SHAREHOLDER COMMUNICATIONS INC.

     The following graph illustrates the Corporation's cumulative shareholder return, assuming reinvestment of dividends, by comparing a $100 investment in the Corporation's Shares at December 31, 1995 to the return on the Standard & Poor's 500 Index and the shareholder return of a peer group of fertilizer producers and marketers selected by the Corporation.

                            CUMULATIVE TOTAL RETURN
           BASED ON REINVESTMENT OF $100 BEGINNING DECEMBER 31, 1995

                        [Cumulative Total Return Graph]


                                                             -----------------------------------------------------------
                                                              DEC.-95   DEC.-96   DEC.-97   DEC.-98   DEC.-99   DEC.-00
------------------------------------------------------------------------------------------------------------------------
  Potash Corporation of Saskatchewan Inc. -- NYSE Listing      $100      $122      $120       $94       $72      $119
------------------------------------------------------------------------------------------------------------------------
  Self-selected Peer Group                                     $100       $97       $84       $56       $40       $52
------------------------------------------------------------------------------------------------------------------------
  S&P 500(R)                                                   $100      $123      $164      $211      $255      $232
------------------------------------------------------------------------------------------------------------------------

SOURCE: GEORGESON SHAREHOLDER COMMUNICATIONS INC.

The Self-selected Peer Group consists of:

                  COMPANY                       SYMBOL
                  -------                       ------
Agrium Inc.*                                    AGU
IMC Global Inc.                                 IGL
Mississippi Chemical Corp.                      GRO
Terra Industries Inc.                           TRA

*   Toronto Stock Exchange listing.

                           COMPENSATION OF DIRECTORS

     Except as set forth below, each director who is not also an officer or employee of the Corporation (an "outside director") receives from the Corporation an annual retainer of $30,000, a per diem fee of $1,000 for meetings he or she attends and a travel fee of $500 per day where travel is required on a day or days on which a meeting does not occur. Outside directors receive an additional $3,500 per year, if a chairman of a Board committee. Each outside director who is a member of a Board committee receives a per diem fee of $1,000 for meetings he or she attends, provided such meetings are not held the same day as a Board meeting. Outside directors are also reimbursed for expenses incurred in discharging their responsibilities. Mr. Phillips, as Chairman of the Board, receives an annual retainer of $100,000 (as opposed to $30,000) effective November 2000. Pursuant to the terms of Mr. Childers' employment agreement with the Corporation, he received $240,600 during 2000 as Chairman of the Board and special advisor to the Corporation. Upon termination of the employment agreement in November 2000 and his resignation from the Board, Mr. Childers received a retirement allowance of $525,000.

     On November 21, 2000, the Board granted options with limited transferability (pursuant to the Stock Option Plan -- Directors) to purchase 3,600 Shares to each director of the Corporation, with the exception of Mr. Doyle and Mr. Phillips. Mr. Phillips, as Chairman of the Board, received an option to purchase 10,000 Shares. Such options have an exercise price equal to the fair market value of the Shares at the time the options were granted (Cdn $95.30 per Share for non-U.S. resident directors and $60.9375 for U.S. resident directors, respectively), become exercisable over two years (or earlier in the event of a "change in control" of the Corporation as defined in the Stock Option Plan -- Directors) and expire ten years after the date on which they were granted.

                              CORPORATE GOVERNANCE

     This statement of corporate governance is made pursuant to the requirements and guidelines (the "Guidelines") of The Toronto Stock Exchange relating to disclosure of corporate governance practices.

MANDATE OF THE BOARD

     The Board has the duty to direct the management of the business and affairs of the Corporation pursuant to the powers vested in it by The Business Corporations Act (Saskatchewan) and by the articles and bylaws of the Corporation, and in accordance with obligations imposed by law.

     In furtherance of the discharge of such duties and obligations, the Board holds 8 regularly scheduled meetings annually and additional meetings to consider particular issues as required. In 2000 the Board held 8 meetings.

     The Board, either directly or through its committees, is called upon to:

     (i) approve the Corporation's annual operating and capital budgets, all material acquisitions and divestitures and the scope of its business activities;

     (ii) ensure that appropriate systems are in place to manage the Corporation's principal business risks, including financial, environmental and regulatory risks;

     (iii) monitor and approve strategic planning, succession planning and appointment and remuneration of senior management;

     (iv) monitor and assess the integrity of the Corporation's internal controls and management information systems; and

     (v)   establish and monitor a corporate disclosure policy.

BOARD COMPOSITION

     As of March 15, 2001 thirteen directors comprised the Board. Of that number eleven were independent directors. In determining whether directors are independent, the Board applies the standard used by the New York Stock Exchange in determining independence of directors on Audit Committees. Currently, that standard provides that an independent director is a person who has no relationship to the Corporation that may interfere with the director's exercise of independence from management and the Corporation. Without limiting the generality of the foregoing, a director is not considered independent if he or she:

     (i) has been employed by the Corporation or any of its affiliates within the preceding three years;

     (ii) is a sole proprietor, controlling shareholder or executive officer of an entity that has a business relationship with the Corporation unless the Board determines in its business judgement that the relationship does not interfere with the director's exercise of independent judgement;

     (iii) is employed as an executive of another corporation where any of the Corporation's executives serve on the other corporation's compensation committee; and

     (iv) is an immediate family member of an individual who is or has been an executive officer of the Corporation or any of its affiliates unless three years have elapsed from the termination of such employment relationship.

     The Board has concluded that directors who are independent under the New York Stock Exchange standard are also unrelated directors for the purposes of the Guidelines with the result that eleven directors are unrelated.

     As of March 15, 2001 the Corporation did not have a significant shareholder as defined in the Guidelines.

     The Board has considered its size and has concluded that a target board size of 12 members be established.

INDEPENDENT BOARD ACTION

     At present the Chairman of the Board is not an officer of the Corporation.

     The Board, with eleven independent directors, can and does function independently of management. There are five Committees of the Board, each of which plays a significant role in the discharge of the Board's duties and obligations. The Audit and Compensation Committees are composed wholly of independent directors. The Executive, Environmental Affairs and Corporate Governance and Nominating Committees each include one non-independent director. The Board has implemented a procedure for the Executive Committee to authorize a director to engage an outside adviser at the Corporation's expense in appropriate circumstances. The Board has established a policy of convening without management present during each regularly scheduled meeting of the Board.

COMMITTEES

Executive Committee

     The Executive Committee is presently composed of five directors, two of whom are, in accordance with the bylaws of the Corporation, the Chairman of the Board and the Chief Executive Officer. Between meetings of the Board, the Executive Committee has, with certain exceptions, all the powers vested in the Board.

Audit Committee

     The Audit Committee is composed of four independent directors. The committee meets with the Corporation's financial management personnel, internal auditor and external auditor at least once each quarter to review the Corporation's financial reporting practices, procedures and internal controls and unaudited quarterly financial statements, and reviews the Corporation's annual financial statements and management's discussion and analysis prior to their submission to the Board for approval. The committee also recommends to the Board the external auditors to be proposed to the shareholders for appointment at the annual meeting of shareholders.

Compensation Committee

     The Compensation Committee is presently composed of four independent directors. This committee formulates and makes recommendations to the Board in respect of compensation issues relating to senior management of the Corporation and in respect of corporate salary and benefits policy. It reviews and approves, on an annual basis, the Corporation's salary administration program. It is responsible for the annual report on executive compensation, and in consultation with the Chief Executive Officer, considers and reports to the Board regarding corporate succession matters. The Committee, from time to time, reviews the adequacy and form of directors' compensation and makes recommendations in this regard to the Board.

Environmental Affairs Committee

     The Environmental Affairs Committee is composed of four directors, three of whom are independent. The committee works to ensure that the Corporation's commitment to the protection of the environment is fulfilled. It routinely receives environmental audit reports for review and discussion with senior management and monitors environmental issues in other areas of corporate activity such as off-site transportation, distribution and storage of product. The committee reviews and discusses with management potential changes to regulatory requirements and to corporate environmental policy.

Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee is presently composed of six directors, five of whom are independent. The committee is responsible for examining and reporting to the Board on matters relating to governance of the Corporation and for recommending nominees for election or appointment as directors. In addition, the committee develops, reviews and recommends to the Board for approval policies and procedures relating to corporate governance as are appropriate:

     (i) to maintain trust and confidence in the balanced attention to the different interests of the Corporation's shareholders, employees, customers and other communities of interest; and

     (ii) to ensure the effective and timely discharge by the Corporation's directors, officers and senior management of the responsibilities and duties of each.

DECISIONS REQUIRING BOARD APPROVAL

     The Board is responsible for all decisions relating to the Corporation which, by law, cannot be delegated to Board committees or management.

     The Board reviews and approves, among other things, the Corporation's annual budget, unbudgeted capital expenditures which exceed Cdn$1 million, debt and equity financing, changes to capital structure, lease commitments with a net present value in excess of $5 million, material acquisitions and divestitures, appointment and remuneration of the Chief Executive Officer, directors to be proposed for election at the Corporation's annual meeting, directors compensation and any other matter which is of material significance to the Corporation.

DIRECTOR RECRUITMENT AND BOARD EFFECTIVENESS

     The Corporate Governance and Nominating Committee acts as the nominating committee of the Board. Prior to recruiting prospective board members it reviews the strengths and weaknesses of the current Board and identifies the specific expertise and other relevant attributes which new directors should possess.

     A policy of the Corporation has been established which provides that, with the exception of directors holding office on January 24, 2000 (the date of adoption of the policy), directors will not stand for re-election after reaching the age of seventy years.

     The Board has not established any formal measures for assessing Board, committee and individual director effectiveness. An informal evaluation forms part of the annual nominating process, with members of the Corporate Governance and Nominating Committee discussing individuals' performance, as required, with the Chief Executive Officer and other members of the Board.

     New directors are provided such orientation or education programs regarding the Corporation as is necessary or appropriate in the circumstances, including briefings by senior management and the delivery of a package of relevant written information.

SHAREHOLDER COMMUNICATION

     The Corporation has adopted a corporate disclosure policy which calls for the timely public dissemination of material information. Shareholder questions, comments and concerns may be made to the Corporation's Senior Vice President, Corporate Relations, who is responsible for implementing the disclosure policy, to the Corporate Secretary, or to the Corporation's transfer agent.

BOARD'S EXPECTATIONS OF MANAGEMENT

     The Board of Directors has adopted position descriptions for the Chairman of the Board and for the Chief Executive Officer.

     Management of the Corporation is expected to perform the following functions:

     (i) be responsible for the day-to-day functioning of all elements of the Corporation's business including operations, safety, environmental, sales, financial, personnel and administration and, in so doing, at all times seek to enhance shareholder value;

     (ii) provide timely accurate reports to the Board on the business and affairs of the Corporation, including annual reports regarding strategic planning and risk management and control, and on other matters of material significance to the Corporation;

     (iii) conduct an annual budgeting process and monitor the Corporation's performance as compared to the annual budget approved by the Board;

     (iv) make such decisions and take, on a timely basis, such actions as are necessary for the Corporation to discharge its obligations and meet applicable requirements; and

     (v) review on an ongoing basis the Corporation's strategies and their implementation in all key areas of the Corporation's activities.

                           REPORT OF AUDIT COMMITTEE

     The following independent directors served as members of the Audit Committee during the year ended December 31, 2000:

Jack Vicq (Chairman)
Dallas Howe
Honorable Willard Z. Estey, Q.C.
Donald Phillips

     Mr. Phillips served on the Audit Committee from May 2000 until his appointment as Chairman of the Board in November 2000. Mr. Jeffrey McCaig was appointed to the Audit Committee on January 23, 2001.

     In accordance with the Audit Committee charter adopted by the Board of Directors and attached as Schedule E, the Audit Committee has responsibility for the oversight of the Corporation's financial reporting and audit processes and related internal controls on behalf of the Board. During the fiscal year ended December 31, 2000, the committee met 8 times.

     In overseeing the audit process, the Audit Committee obtained from the independent auditors their letter dated February 7, 2001 as required by the Independent Standards Board Standard No. 1 describing all relationships between the auditors and the company that might bear on the auditors' independence and the auditors' judgment that they are, in fact, independent and discussed with the auditors the disclosures therein. The committee also reviewed the organizational structure, procedure and practices that support the objectivity of the internal audit department and concurred in the appointment of a new director of internal audit. The committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks. The committee discussed, with and without management present, the results of the independent auditors' examination of the financial statements and all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees". The Committee also discussed the results of the internal audit examinations.

     In telephonic meetings with financial management, internal audit and the independent auditors, the Audit Committee reviewed and discussed quarterly interim financial information prior to the earnings release for the applicable quarter.

     The Audit Committee reviewed and discussed the audited financial statements of the Corporation as of and for the fiscal year ended December 31, 2000, with management and the independent auditors, including the quality, not just the acceptability, of the Corporation's financial reporting practices and the completeness and clarity of the related financial disclosures. Management is responsible for the preparation of the Corporation's financial statements and the independent auditors are responsible for auditing those financial statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors.

     Submitted on behalf of the Audit Committee, Jack G. Vicq, Dallas J. Howe, Willard Z. Estey, Q.C. and Jeffrey J. McCaig.

                            APPOINTMENT OF AUDITORS

     Proxies solicited hereby will be voted to reappoint the firm of Deloitte & Touche LLP, the present auditors, as auditors of the Corporation to hold office until the next annual meeting of shareholders, unless the shareholder signing such proxy specifies otherwise. The affirmative vote of a majority of Shares voted on such matter is required to reappoint the firm of Deloitte & Touche LLP, as auditors of the Corporation. A representative of Deloitte & Touche LLP is expected to attend the Meeting. At that time the representative will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

     For the year ended December 31, 2000, Deloitte & Touche LLP received the following fees:

     a)   Audit Fees -- $1,101,000;

     b)   Financial Information System Design & Implementation Fees -- $208,000;
          and

     c)   All Other Fees -- $1,283,080.

     The Audit committee of the Board has considered and is of the view that the services provided in (b) and (c) set forth above are compatible with maintaining the auditors' independence.

                  CONFIRMATION OF SHAREHOLDER RIGHTS AGREEMENT

     At the Meeting, shareholders will be asked to adopt a resolution, as set out in Schedule A hereto, confirming the Shareholder Rights Agreement (the "Rights Agreement") entered into between the Corporation and CIBC Mellon Trust Company (formerly, The R-M Trust Company) (the "Rights Agent"), as amended and restated effective May 10, 2001. The amendment and restatement of the Rights Agreement was unanimously approved by the Board on March 15, 2001.

     The Rights Agreement in its original form was adopted by the Corporation on November 10, 1994, amended on March 28, 1995 and May 4, 1995, and confirmed by the shareholders of the Corporation at the annual and special meeting of shareholders held on May 11, 1995. Three years later the Rights Plan was amended and restated and confirmed by the shareholders of the Corporation at the annual and special meeting of shareholders held on May 7, 1998.

     In proceeding with this further amendment and restatement of the Rights Agreement, the Board considered the appropriateness of maintaining a rights plan and concluded, for the reasons described below, that an extension of the Rights Agreement would be in the best interests of the Corporation and its shareholders. Contemporaneously with its review of the Rights Agreement, the Board considered the terms and conditions of current rights plans adopted by other Canadian companies as well as recent experience involving rights plans in the context of actual take-over bids and the commentary of the investment industry. As a result of these investigations, the Board decided to make certain amendments, which are not material, to the Rights Agreement (concurrently with its extension) to ensure that it is consistent with the current generation of rights plans in Canada and that it adequately addresses concerns of institutional shareholders and investment industry commentators on a basis which is consistent with the objectives of the plan. These amendments consist primarily of the following:

     (a) the definition of "Beneficial Ownership" was amended to expand the class of Persons who have been excluded from the definition to include
          (i) dealers or brokers acquiring or holding securities for non-discretionary client accounts in respect of plans of the Corporation; (ii) independent Persons established by statute who manage funds for employee benefits or pension plans; and (iii) Crown agents;

     (b) the definition of "Beneficial Ownership" has been amended to provide that a Person shall not be deemed to be the Beneficial Owner of any securities where a holder of such securities of the Corporation has agreed to tender to a Take-over Bid made by such Person pursuant to a Permitted Lock-up Agreement;

     (c) the definition of "Permitted Lock-up Agreement" has been added to specify those lock-up agreements which can be entered without the locked up securities having to be included in determining the Offeror's Beneficial Ownership of the Corporation's securities;

     (d) the definition of "Competing Permitted Bid" has been amended to provide that securities must not be taken up and paid for under a bid prior to the later of the minimum period that a bid must remain open under applicable securities laws and 60 days after the earliest date on which any Permitted Bid was made. The amendment is as a result of legislative changes extending the minimum 21 day deposit period under a bid to 35 days and the view that a Competing Permitted Bid should not be able to expire prior to the expiration of a Permitted Bid;

     (e) the definition of "Exempt Acquisition" has been amended to provide that an acquisition of securities pursuant to a prospectus or securities exchange take-over bid is an Exempt Acquisition only if a Person does not thereby acquire a greater percentage of the Corporation's securities than that held by such Person prior to such distribution;

     (f) the definition of "Exempt Acquisition" has been amended to delete from the definition the acquisition of securities pursuant to the exercise of stock options granted by the Corporation and to provide that the exemption does not apply if a purchaser under a private placement thereafter holds more than 25% of the Voting Shares; and

     (g) certain provisions of the Rights Agreement were redrafted (but not materially changed) to reflect the modern language typically found in the current generation of rights plans in Canada.

     Other technical amendments were also made in order to conform certain provisions of the Rights Agreement as a result of the changes listed above, and to clarify certain other provisions of the Rights Agreement.

REASONS FOR CONFIRMATION OF AMENDED AND RESTATED RIGHTS AGREEMENT

     The Rights Agreement was originally adopted to ensure that, in the event of a take-over bid for voting securities of the Corporation, the Board would have the time and opportunity to evaluate the bid and its effects, to seek out alternative bidders and to explore, develop and evaluate other ways of maximizing shareholder value.

     In considering whether to adopt the Rights Agreement, the Board considered the current legislative framework in Canada and the United States governing take-over bids and concluded that, for several reasons, such legislative framework did not adequately protect the rights of shareholders during take-over bids. In particular, the Board considered recent amendments to the various provincial securities statutes which, effective March 31, 2001 in all provinces other than Quebec, extended the statutory minimum bid period from 21 to 35 days. Notwithstanding these amendments, the Board remains concerned that the minimum time periods for take-over bids under applicable Canadian law and, even more so under United States law where the minimum bid period is twenty business days, might not provide an opportunity for shareholders and the Board to properly assess a bid and negotiate with the bidder, for shareholders to assess the merits of competing bids and for the Board to seek out or otherwise allow competing bidders to emerge or develop other methods of maximizing shareholder value. In addition, the Board was concerned that without the protection of a rights plan, shareholders may feel compelled to tender to a take-over bid which they consider not to be adequate and not to represent full and fair value because, in failing to do so, the shareholder might be left with illiquid or minority discounted voting securities in the Corporation. Finally, the Board was concerned that as a result of differing securities laws in Canada and the United States, shareholders might be vulnerable to discriminatory acquisition tactics or that a bidder might otherwise be able to obtain control of the Corporation without paying full value, without obtaining shareholder approval and without treating all shareholders equally.

     The Board continues to believe that the Rights Agreement is an appropriate mechanism to assist shareholders in responding to take-over bids and address the situations described above.

     Although the Rights Agreement may impede a change of control to some degree, the Board believes that the Rights Agreement will not adversely limit the opportunity for shareholders to dispose of their shares through a take-over bid which provides fair value to all shareholders. The Board will continue to be bound to consider fully and fairly any take-over bid for voting securities of the Corporation and to discharge its responsibilities with a view to the best interests of the shareholders.

     Shareholder rights plans have been adopted by a large number of publicly held corporations in Canada and the United States. The terms of the Rights Agreement, as amended and restated, are substantially similar to the terms of rights plans recently adopted by other major Canadian companies.

THE CORPORATION'S RIGHTS AGREEMENT

     The principal terms and conditions of the Rights Agreement, as amended and restated, are summarized below. Capitalized terms used but not defined in the summary are used as defined in the Rights Agreement. For full particulars, please refer to the full text of the Rights Agreement attached as Schedule B. The summary below is qualified in its entirety by reference to the actual provisions of the Rights Agreement.

Overview

     In general terms, if a person (an "Acquiring Person") acquires 20% or more of the Voting Shares of the Corporation other than by way of a Permitted Bid or a Competing Permitted Bid (each as discussed below), holders of Rights other than the Acquiring Person may acquire Voting Shares of the Corporation at a significant discount to the then prevailing market prices. Accordingly, in such a case, the Rights will cause substantial dilution to an Acquiring Person who becomes an Acquiring Person other than through a Permitted Bid or a Competing Bid.

General

     The Rights were issued pursuant to the Rights Agreement between the Corporation and the Rights Agent. Each Right entitles the registered holder thereof to purchase from the Corporation on the occurrence of certain events described below, one Share for a price of Cdn$400 per Share (or its U.S. Dollar Equivalent), subject to adjustments (the "Exercise Price"). If a Flip-in Event occurs, each of the Rights entitles the registered holder to receive, upon payment of the Exercise Price, that number of Shares having a Market Price at the date of that occurrence equal to twice the Exercise Price. The Rights are not exercisable until the

Separation Time. The Rights expire on the termination of the annual meeting of the Corporation in the year 2004, unless earlier terminated by the Board.

Trading of Rights

     Prior to the Separation Time, the Rights will be evidenced only by outstanding Share certificates. The Rights Agreement provides that, until the Separation Time, the Rights will be transferred only together with, and will be transferred by, a transfer of the associated Shares. Until the Separation Time or earlier redemption or expiration of the Rights, new Share certificates issued after the Record Time upon the transfer of existing Shares or the issuance of additional Shares will contain a legend incorporating the Rights Agreement by reference. Promptly following the Separation Time, separate certificates evidencing the Rights will be mailed to the holder of record of Shares as of the close of business at the Separation Time and, thereafter, the Rights Certificates alone will evidence the Rights.

Separation Time

     The Rights will be separate and trade apart from the Shares after the Separation Time. The Separation Time is the close of business on the tenth day following the earlier of (i) the date (the "Stock Acquisition Date") of the first public announcement by the Corporation or an Acquiring Person of facts indicating that a person has become an Acquiring Person and (ii) the date of the commencement of, or first public announcement of the intent of any person (other than the Corporation or any subsidiary of the Corporation) to commence a take-over bid (other than a Permitted Bid or a Competing Permitted Bid), or such later day as the Board of Directors may determine and (iii) the date on which a Permitted Bid or Competing Bid ceases to qualify as such.

Acquiring Person and Flip-in Event

     An "Acquiring Person" is a person who Beneficially Owns 20% or more of the outstanding Shares of the Corporation. The Rights Agreement provides certain exceptions from this classification, including a person who acquires 20% or more of the outstanding Shares through a Corporate Acquisition, a Permitted Bid Acquisition, a Permitted Lock-Up Agreement, a Corporate Distribution, an Exempt Acquisition, or a Convertible Security Acquisition. If a person becomes an Acquiring Person (a "Flip-in Event"), each Right, other than those held by the Acquiring Person and certain related parties, will convert into the right to purchase from the Corporation, upon exercise, the number of Shares having an aggregate Market Price on the date of the Flip-in Event equal to twice the Exercise Price upon payment of an amount in cash equal to the Exercise Price.

Permitted Bids and Competing Permitted Bids

     A Flip-in Event does not occur if a take-over bid is a Permitted Bid. A Permitted Bid is a take-over bid made by means of a take-over bid circular, which:

     - is made for all or any portion of the Voting Shares of the Corporation to all holders of record of Voting Shares of the Corporation;

     - contains and is subject to irrevocable and unqualified conditions that:

       (A) no Voting Shares of the Corporation will be taken-up or paid for pursuant to the take-over bid (x) prior to the close of business on the Expiry Date of the bid (which shall be not less than 60 days following the date on which the take-over bid circular is mailed to shareholders) and (y) unless, at the close of business on the Expiry Date of the bid, more than 50% of the then outstanding Voting Shares of the Corporation held by Independent Shareholders have been deposited to the bid and not withdrawn;

       (B) Voting Shares of the Corporation may be deposited pursuant to the take-over bid, unless the bid is withdrawn, at any time prior to the close of business on the Expiry Date of the bid;

       (C) any Voting Shares of the Corporation deposited pursuant to the take-over bid may be withdrawn until taken-up and paid for; and

       (D) if the bid is accepted by the requisite percentage specified in subclause (A)(y) above, the bidder must extend the bid for a period of 10 days to allow other holders of Voting Shares to tender into the bid should they so wish and must make a public announcement to such effect.

     A Competing Permitted Bid is a take-over bid that satisfies all the criteria of a Permitted Bid except that since it is made after a Permitted Bid has been made, the minimum deposit period and the time period for the take-up of and payment for Voting Shares tendered under a Competing Bid is the later of the minimum period a bid must remain open under applicable securities laws and 60 days after the earliest date on which any current Permitted Bid is made.

     Neither a Permitted Bid nor a Competing Bid need be approved by the Board, and either may be taken directly to the shareholders of the Corporation. Acquisitions of Voting Shares made pursuant to a Permitted Bid or a Competing Bid do not give rise to a Flip-in Event.

Partial Bids

     Like most current generation rights plans, the Rights Agreement has a two-step tender process under which a bid must be extended for 10 days after all of the conditions have been met in order to allow shareholders who have not tendered on the first expiry date to tender once it appears the bid will succeed. This two-step process was implemented in order to alleviate the coercive nature of takeover bids. However, in the case of partial bids, this two-step process may require a bidder who intends to make a permitted partial bid to apply for exemptive relief from certain provisions of applicable Canadian securities laws.

Protection Against Dilution

     The Exercise Price, the number and nature of securities which may be purchased upon the exercise of the Rights and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or a subdivision, consolidation or an issuance of, Shares (or other exchangeable or convertible securities) in exchange for existing Shares and other circumstances where adjustments are appropriate to protect the holders of Rights.

Redemption and Waiver

     With the prior consent of holders of Voting Shares, or, after the Separation Time, holders of Rights, the Board may, at its option, at any time prior to a Flip-in Event, elect to redeem the then outstanding Rights at a redemption price of Cdn$0.0001 per Right, subject to adjustment (the "Redemption Price").

     If an Offeror successfully completes a Permitted Bid, a Competing Permitted Bid or a bid for which the Board has waived the application of the Flip-in event provisions and has acquired a majority of the Voting Shares of the Corporation, then the Board is deemed to have elected to redeem the Rights at the Redemption Price.

     Where a take-over bid that is not a Permitted Bid or a Competing Permitted Bid is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price.

     The Board may waive the application of the Flip-in Event provisions to a Flip-in Event where the Board determines, within 10 Business Days following a Stock Acquisition Date, that the Acquiring Person became such by inadvertence, but only if such Acquiring Person has reduced its beneficial ownership of Voting Shares within 10 days after the foregoing determination by the Board, such that at the time of waiver it is no longer an Acquiring Person.

     The Board may, at any time prior to the occurrence of a Flip-in Event, determine to waive the application of the Flip-in Event provisions to a transaction which would otherwise be subject to such provisions, but only if such Flip-in Event occurs by reason of a take-over bid made by way of a take-over bid circular to all holders of record of Voting Shares of the Corporation; and provided that if the Board waives the application of the Flip-in Event provisions to a particular Flip-in Event, the Board shall be deemed to have waived the application of such provisions to any other Flip-in Event occurring by reason of any take-over bid which is made by means of a take-over bid circular to all holders of record of Voting Shares of the Corporation prior to the expiry of any take-over bid in respect of which a waiver is, or is deemed to have been, granted.

Amendments

     Under the Rights Agreement, the right of the Corporation to make changes without the approval of holders of Voting Shares or, after the Separation Time, Rights, is limited to amendments to correct any clerical or typographical error or to amend the Exercise Price in the event that it does not represent a sufficient multiple, as determined in the discretion of the Board, of the Market Price at the time of determination.

     The Corporation may also make amendments, effective upon adoption, required to maintain the validity and effectiveness of the Rights Agreement as a result of any change in any applicable laws or regulatory requirements. However, any such amendments will cease to be effective unless approved by the holders of Voting Shares or, after the Separation Time, Rights, at or immediately following the next meeting of shareholders of the Corporation.

     Any other changes (whether or not they materially adversely affect the holders of Rights) may be made by the Corporation only with the consent of the holders of Voting Shares, or, after the Separation Time, Rights.

     The consent of the holders of Voting Shares or Rights is to be given at a special meeting held in accordance with applicable laws and the Corporation's articles and by-laws by a majority of votes cast by shareholders (other than any holder of Voting Shares who is an Offeror pursuant to a take-over bid that is not a Permitted Bid or a Competing Permitted Bid or of Rights which have become null and void pursuant to the Rights Agreement).

     Any amendment to the Rights Agreement is also subject to the receipt of any requisite approval or consent from any governmental or regulatory authority including the stock exchanges on which any securities of the Corporation are listed.

SHAREHOLDER APPROVAL

     Proxies solicited hereby will be voted in favour of the resolution confirming the adoption of the Rights Agreement, unless the shareholder signing such proxy specifies otherwise. Passage of the resolution referred to above requires approval by a majority of the votes cast on the matter at the Meeting. According to the terms of the Rights Agreement, any shareholder who, at the time of the vote, is an Offeror pursuant to a Take-over Bid that is not a Permitted Bid or a Competing Permitted Bid will not be eligible to participate in the vote.

     If the Rights Agreement is not confirmed, it will be of no further force and effect. However, if confirmed, the Rights Agreement will remain in effect until the close of the annual meeting of the Corporation in the year 2004 unless terminated earlier.

     At the present time, the Corporation has no knowledge of any Take-over Bid or any intended Take-over Bid, by any person.

     THE BOARD HAS DETERMINED THAT THE AMENDED AND RESTATED RIGHTS AGREEMENT CONTINUES TO BE A VALUABLE TOOL THAT CAN BE UTILIZED TO ENHANCE VALUE FOR SHAREHOLDERS IN THE FACE OF AN UNSOLICITED TAKE-OVER BID. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RESOLUTION AMENDING AND CONFIRMING THE RIGHTS AGREEMENT.

                  AMENDMENT TO STOCK OPTION PLAN -- DIRECTORS

     At the Meeting, shareholders will be asked to consider and, if deemed advisable, adopt a resolution, as set out in Schedule C hereto, amending and confirming the Corporation's Stock Option Plan -- Directors (the "Directors' Plan"). The amendment would increase the aggregate number of Shares which are issuable pursuant to options under the Directors' Plan.

OVERVIEW OF PLAN

     The full text of the Directors' Plan (consolidated with all amendments to date, including the increase in the maximum number of Shares referred to above and in more detail below and certain other minor amendments) is attached as Schedule D. The summary below is qualified in its entirety by reference to the actual provisions of the Directors' Plan.

     The Corporation established the Directors' Plan to encourage directors of the Corporation to promote the growth and profitability of the Corporation by providing them with the opportunity through options to acquire Shares. The Directors' Plan is administered by the Board, and the Board may designate the individual directors of the Corporation to be granted options.

     At present, the aggregate number of Shares issuable after January 24, 1995 pursuant to the Directors' Plan is limited to 456,000 Shares. As of January 23, 2001, 135,200 Shares have been issued since January 24, 1995 and options to purchase 262,400 Shares are outstanding. As a result, the Corporation now has 58,400 Shares remaining available for future option grants under the Directors' Plan.

     The general practice of the Corporation has been to recommend the grant of options on an annual basis. The current practice of the Corporation is to grant an option for 3,600 shares to each non-employee director of the Corporation on an annual basis. The Chairman of the Board is granted an option for 10,000 shares on an annual basis and new directors to the board are provided an initial option grant of 10,000 shares. The option price pursuant to the Directors' Plan is the fair market value of the Shares at the time the option is granted. Under the Directors' Plan, the fair market value of the Shares is deemed to be, for optionees who reside in the United States or as otherwise designated by the Board, the closing price per share of the Shares on the New York Stock Exchange on the last trading day immediately preceding the date the option is granted and, for all other optionees, the closing price per share of the Shares on The Toronto Stock Exchange on the last trading day immediately preceding the date the option is granted. As of March 15, 2001, such exercise prices would be U.S. $63.05 and Cdn. $98.25, respectively.

     In general, if an optionee ceases to be a director (i) by reason of the optionee's retirement from the Board, the optionee will be entitled to exercise any unexercised options, including such options as may vest after the date of retirement, until such options expire; (ii) by reason of the optionee's death, the optionee's legal personal representative will be entitled to exercise any unexercised options, including such options as may vest after the date of death, during the period ending at the end of the twelfth calendar month following the calendar month in which the optionee dies; or (iii) for any other reason, the optionee will be entitled to exercise any unexercised options, to the extent exercisable on the date such optionee ceased to be a director, during the period ending at the end of the calendar month immediately following the calendar month in which such cessation occurred.

     Appropriate adjustments may be made by the Board in its discretion to the authorized limit, number, class and/or type of shares optioned, both as to options granted or to be granted, and to the option price per share of outstanding options to give effect to adjustments to the number of Shares which result from certain corporate transactions. In the event of a change in control (as defined in the Plan), each then outstanding option shall become immediately exercisable. The Board may amend or discontinue the Plan at any time, subject to certain limitations.

     Each option must expire no more than ten years after the date on which the option is granted. The Directors' Plan permits options to become exercisable immediately; however, the Corporation's consistent practice has been to grant options that become exercisable in two equal instalments, one at the first anniversary of the date of grant and the other at the second anniversary (or earlier in the event of a "change in control" as defined in the Directors' Plan). The Directors' Plan also permits the Board to elect that an option granted under the plan may be assignable (for no consideration) to the spouse, children or grandchildren of the optionee, as well as to certain entities of which such persons hold the entire beneficial interest.

SUMMARY OF ACTIVITY

     The Directors' Plan states that the aggregate number of Shares issuable pursuant to options under the plan after January 24, 1995 may not exceed 456,000 Shares. Since January 24, 1995, the following activity has taken place with respect to the Directors' Plan through January 23, 2001:


Aggregate number of Shares issuable pursuant to options at January 24,
1995..................................................................   456,000
  Shares issued pursuant to option exercises................  (135,200)
  Outstanding options to acquire Shares.....................  (262,400)
  Options to acquire Shares which may still be granted without
     exceeding the existing plan limit................................    58,400

AMENDMENT TO THE PLAN

     On January 23, 2001, the Board amended the Directors' Plan (subject to shareholder approval at the Meeting) to provide that the maximum number of Shares issuable pursuant to options under the plan after such date is 500,000 Shares. As a result, the number of Shares for which options may still be granted without exceeding the plan limit would be increased from 58,400 to 237,600.

     In addition to the Directors' Plan, the Corporation has another share compensation arrangement, the Stock Option Plan -- Officers and Employees (the "Officers and Employees Plan"), which is used to encourage officers and employees of the Corporation and its subsidiaries to promote the growth and profitability of the Corporation by providing them with financial incentives in the form of options to acquire Shares of the Corporation. The terms of the Officers and Employees Plan provide that the aggregate number of Shares issuable after February 3, 1998 pursuant to options under that plan may not exceed 6,926,125 Shares. As of January 23, 2001, 539,050 Shares had been issued after February 3, 1998 pursuant to option exercises and options to acquire 3,965,875 Shares were outstanding.

     Accordingly, if the amendment to the Directors' Plan is approved, the aggregate number of Shares issuable after January 23, 2001 pursuant to options under all of the Corporation's share compensation arrangements will be 11.72% of the issued and outstanding Shares as at such date (on a fully-diluted basis).

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the principal United States Federal income tax consequences generally applicable to the Corporation and to those optionees who are citizens or residents of the United States of the grant and exercise of U.S. options under the Plan under the now applicable provisions of the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder.

     An optionee does not realize any income at the time a U.S. option is granted. Upon the exercise of an option for cash, the optionee will recognize compensation income, taxable as ordinary income, in an amount equal to the excess of (i) the fair market value of the shares purchased upon the exercise of the option, on the date the option is exercised, over (ii) the exercise price of such shares.

     The tax basis of any share received upon the exercise of an option is the fair market value of the share on the date of exercise of the option. Upon any subsequent sale of such share, the optionee will realize a capital gain (or loss) in an amount equal to the difference between the amount realized on the sale and such tax basis. An optionee's holding period for Federal capital gains purposes for such shares will commence on the date following the date of exercise.

     The Corporation will not benefit from any deduction in respect of the issuance of Shares to directors under the Directors' Plan.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

     A director will not recognize any income upon the grant of an option under the Directors' Plan. Upon the exercise of the option, however, a Canadian resident director (subject to the comments in the immediately following paragraph) generally will be required to include in income under the Income Tax Act (Canada) (the "ITA") an amount equal to the excess of the fair market value of the Shares on the date of exercise over the option price. This amount is included in the director's income for the year in which he or she acquires the Shares as a taxable employment benefit. The amount of the benefit included in income is added to the adjusted cost base of the Shares acquired for purposes of determining any subsequent capital gain or loss. Such director generally will be entitled to a deduction in computing taxable income equal to one-half of the amount of that benefit included in income. In general, pursuant to the U.S.-Canada tax treaty, a U.S. resident director will not be subject to tax in Canada on the benefit received upon exercise of an option.

     Pursuant to certain proposed amendments to the ITA, provided that certain conditions are satisfied, the income inclusion discussed above may be deferred until the year in which the Shares are disposed of rather than the year in which the Shares are acquired. This deferral is limited to an annual $100,000 limit based on the fair market value of the Shares (at the time of grant) that vest in a particular year.

     Upon the disposition of Shares, a Canadian resident director generally will recognize a capital gain (or loss) to the extent that the proceeds of disposition exceed (or are exceeded by) the sum of the adjusted cost base of the Shares and the cost of disposition. In general, a U.S. resident director will not be subject to tax under the ITA on any gain realized on the disposition of Shares.

     The ITA denies a deduction to the Corporation in respect of any benefits deemed to be received on an issue of Shares to directors under the Directors' Plan.

BENEFITS

     Pursuant to the past practice of the Corporation, it is contemplated that, with the exception of Mr. Phillips, each non-employee director will receive an annual option grant in November, 2001 of 3,600 shares. Mr. Phillips, as Chairman of the Board, is expected to receive a grant for 10,000 shares. In addition, upon Mr. Blesi and Ms. Mogford joining the Board in May 2001, it is anticipated they will each receive an option grant for 10,000 shares. However, as the plan is discretionary, this information is subject to change.

SHAREHOLDER APPROVAL

     Proxies solicited hereby will be voted in favour of the resolution amending and confirming the Directors' Plan, unless the shareholder signing such proxy specifies otherwise. Pursuant to rules of The Toronto Stock Exchange, the resolution amending and confirming the Directors' Plan must be approved by a majority of the votes cast by disinterested shareholders at the Meeting. All directors and senior officers of the Corporation who are eligible to be granted options under the Directors' Plan of the Corporation and any other person who beneficially owns, directly or indirectly, or who exercises control or direction over (or a combination of both) more than 10% of the outstanding Shares and is eligible to be granted options under the Directors' Plan are not disinterested shareholders and, accordingly, are not entitled to vote on the resolution amending and confirming the Directors' Plan. In addition, associates of such persons are not entitled to vote their Shares for the purpose of considering the resolution amending and confirming the Directors' Plan. Accordingly, to the knowledge of the Corporation, votes attaching to a total of 61,390 Shares out of the 51,862,749 Shares entitled to notice of the Meeting may not be voted.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RESOLUTION AMENDING AND CONFIRMING THE CORPORATION'S STOCK OPTION PLAN -- DIRECTORS.

                            MANNER OF VOTING PROXIES

     PROXIES SOLICITED HEREBY WILL BE VOTED OR WITHHELD FROM VOTING ON THE ELECTION OF DIRECTORS, VOTED FOR OR AGAINST OR WITHHELD FROM VOTING ON THE APPOINTMENT OF AUDITORS, VOTED FOR OR AGAINST OR WITHHELD FROM VOTING ON THE RESOLUTION CONFIRMING THE ADOPTION OF THE AMENDED AND RESTATED RIGHTS AGREEMENT AND VOTED FOR OR AGAINST OR WITHHELD FROM VOTING ON THE RESOLUTION AMENDING AND CONFIRMING THE DIRECTORS' PLAN, IN ACCORDANCE WITH ANY SPECIFICATIONS MADE ON THE PROXY. IN THE ABSENCE OF ANY SUCH SPECIFICATION, SUCH PROXIES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND THE APPOINTMENT OF THE AUDITORS SPECIFIED IN THIS PROXY CIRCULAR AND FOR THE RESOLUTIONS CONFIRMING THE ADOPTION OF THE AMENDED AND RESTATED RIGHTS AGREEMENT AND AMENDING AND CONFIRMING THE DIRECTORS' PLAN.

     The Board knows of no matters to come before the Meeting other than the matters referred to in the Notice of Annual and Special Meeting. However, if any other matters which are not now known to the Board should properly come before the Meeting or any adjournment thereof, or if amendments or variations to the matters referred to in the Notice of Annual and Special Meeting are presented for action at the Meeting or any adjournment thereof, the proxies will be voted on such matters, amendments or variations in accordance with the best judgement of the person voting the proxy which confers such discretionary authority.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Corporation's annual meeting of shareholders in 2002 and which such shareholders are entitled to request be included in the management proxy circular for that meeting must be received at the Corporation's principal executive offices not later than February 10, 2002 under The Business Corporations Act (Saskatchewan) and not later than November 28, 2001 under Rule 14a-8(e)(2) promulgated under the U.S. Securities Exchange Act of 1934.

                                    GENERAL

     In respect of matters to be voted on at the Meeting, where a broker may not be permitted to vote Shares held in street name in the absence of instructions from the beneficial owner of the Shares, such Shares will be considered not entitled to vote, although such Shares and Shares for which the holders abstain from voting will count for purposes of determining the presence of a quorum.

     Copies of the Corporation's most recent Form 10-K together with any document incorporated by reference therein, the most recent annual financial statements together with the accompanying report of the auditor, and any interim financial statements filed subsequent to the filing of the most recent annual financial statements may be obtained on request from the Secretary of the Corporation.

     The contents and the sending of this management proxy circular have been approved by the Board.

                                          [John Hampton signature]
                                          JOHN L.M. HAMPTON
                                          Secretary
                                          March 27, 2001

                                   SCHEDULE A

                    POTASH CORPORATION OF SASKATCHEWAN INC.
                           RESOLUTION OF SHAREHOLDERS

     WHEREAS Potash Corporation of Saskatchewan Inc. (the "Corporation") and CIBC Mellon Trust Company (formerly, The R-M Trust Company) entered into a shareholder rights agreement dated November 10, 1994 and amended March 28, 1995 and May 4, 1995 (the "Original Rights Agreement");

     AND WHEREAS the shareholders of the Corporation ratified, confirmed and approved the Original Rights Agreement on May 11, 1995;

     AND WHEREAS the Corporation and CIBC Mellon Trust entered into an amended and restated shareholders rights agreement dated March 2, 1998 (the "Amended Rights Agreement");

     AND WHEREAS the shareholders of the Corporation ratified, confirmed and approved the Amended Rights Agreement on May 7, 1998;

     AND WHEREAS the Board of Directors of the Corporation has approved certain amendments to the Amended Rights Agreement, which are set forth in the amended and restated shareholder rights agreement (the "Rights Agreement") annexed as Schedule B to the proxy circular of the Corporation sent to the shareholders of the Corporation in connection with the annual and special meeting of the Corporation to be held May 10, 2001;

NOW THEREFORE, BE IT RESOLVED THAT:

1. the Rights Agreement is hereby ratified, confirmed and approved by the shareholders of the Corporation; and

2. any officer of the Corporation be and is hereby authorized and directed for and on behalf of the Corporation to do such things and to take such actions as may be necessary or desirable to carry out the intent of the foregoing resolution and the matters authorized thereby.

                                   SCHEDULE B

                          SHAREHOLDER RIGHTS AGREEMENT

                 AS AMENDED AND RESTATED EFFECTIVE MAY 10, 2001

                                    BETWEEN

                    POTASH CORPORATION OF SASKATCHEWAN INC.

                                      AND

                           CIBC MELLON TRUST COMPANY

                                AS RIGHTS AGENT

                               TABLE OF CONTENTS

                                   ARTICLE 1

                                 INTERPRETATION

                                                                         PAGE
1.1        Certain Definitions.........................................  B-4
1.2        Currency....................................................  B-13
1.3        Number and Gender...........................................  B-13
1.4        Descriptive Headings and References.........................  B-13
1.5        Acting Jointly or in Concert................................  B-13
1.6        Application of Statutes, Regulations and Rules..............  B-13

                                  ARTICLE 2

                                 THE RIGHTS

2.1        Legend on Common Share Certificates.........................  B-14
2.2        Initial Exercise Price; Exercise of Rights; Detachment of
           Rights......................................................  B-14
2.3        Adjustments to Exercise Price; Number of Rights.............  B-16
2.4        Date on Which Exercise is Effective.........................  B-20
2.5        Execution, Authentication, Delivery and Dating of Rights
           Certificates................................................  B-20
2.6        Registration, Registration of Transfer and Exchange.........  B-21
2.7        Mutilated, Destroyed, Lost and Stolen Rights Certificates...  B-21
2.8        Persons Deemed Owners.......................................  B-22
2.9        Delivery and Cancellation of Certificates...................  B-22
2.10       Agreement of Rights Holders.................................  B-22

                                  ARTICLE 3

                   ADJUSTMENTS TO THE RIGHTS IN THE EVENT
                           OF CERTAIN TRANSACTIONS

3.1        Flip-In Event...............................................  B-23

                                  ARTICLE 4

                              THE RIGHTS AGENT

4.1        General.....................................................  B-24
4.2        Merger or Consolidation or Change of Name of Rights Agent...  B-24
4.3        Duties of Rights Agent......................................  B-25
4.4        Change of Rights Agent......................................  B-26

                                  ARTICLE 5

                                MISCELLANEOUS

5.1        Redemption and Waiver.......................................  B-27
5.2        Expiration..................................................  B-28
5.3        Issuance of New Rights Certificates.........................  B-28
5.4        Supplements and Amendments..................................  B-28
5.5        Fractional Rights and Fractional Shares.....................  B-29
5.6        Rights of Action............................................  B-29
5.7        Holder of Rights Not Deemed a Shareholder...................  B-29
5.8        Notice of Proposed Actions..................................  B-30
5.9        Notices.....................................................  B-30
5.10       Costs of Enforcement........................................  B-31

                                                                         PAGE
5.11       Successors..................................................  B-31
5.12       Benefits of this Agreement..................................  B-31
5.13       Governing Law...............................................  B-31
5.14       Counterparts................................................  B-31
5.15       Severability................................................  B-31
5.16       Effective Date..............................................  B-31
5.17       Determinations and Actions by the Board of Directors........  B-31
5.18       Rights of Board, Corporation and Offeror....................  B-32
5.19       Regulatory Approvals........................................  B-32
5.20       Declaration as to Non-Canadian Holders......................  B-32
5.21       Time of the Essence.........................................  B-32

                                        ADDENDA

EXHIBIT A                     FORMS OF RIGHTS CERTIFICATE,
                          ELECTION TO EXERCISE, AND ASSIGNMENT

                          SHAREHOLDER RIGHTS AGREEMENT

     THIS SHAREHOLDER RIGHTS AGREEMENT amended and restated effective May 10, 2001 between POTASH CORPORATION OF SASKATCHEWAN INC., a corporation incorporated under the laws of Saskatchewan (the "CORPORATION"), and CIBC MELLON TRUST COMPANY (formerly known as THE R-M TRUST COMPANY), a trust company incorporated under the laws of Canada, as Rights Agent (the "RIGHTS AGENT", which term shall include any successor Rights Agent hereunder);

WITNESSES that:

     WHEREAS the Corporation and the Rights Agent entered into a Shareholder Rights Agreement dated as of November 10, 1994 and amended as of March 28, 1995 and May 4, 1995 and amended and restated on March 2, 1998 (the "ORIGINAL AGREEMENT") and wish to amend and restate the Original Agreement by entering into this Agreement;

     AND WHEREAS the Board of Directors has determined that it is advisable and in the best interests of the Corporation to adopt and maintain a shareholder rights plan (the "RIGHTS PLAN");

     AND WHEREAS in order to implement the Rights Plan the Board of Directors has:

(a) authorized and declared a distribution of one right ("RIGHT") effective the Close of Business (as hereinafter defined) on December 29, 1994 in respect of each Common Share (as hereinafter defined) outstanding at the Record Time (as hereinafter defined); and

(b) authorized the issuance of one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time (as hereinafter defined) and the Expiration Time (as hereinafter defined);

     AND WHEREAS each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein;

     AND WHEREAS the Corporation has appointed the Rights Agent to act on behalf of the Corporation in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein.

     NOW THEREFORE in consideration of the premises and respective agreements set forth herein, the parties hereby agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1 CERTAIN DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings indicated:

     "1933 SECURITIES ACT" shall mean the Securities Act of 1933 of the United States, as amended, and the rules and regulations thereunder, and any comparable or successor laws or regulations thereto.

     "1934 EXCHANGE ACT" shall mean the Securities Exchange Act of 1934 of the United States, as amended, and the rules and regulations thereunder, and any comparable or successor laws or regulations thereto.

     "ACQUIRING PERSON" shall mean any Person who is at any time the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation; provided, however, that the term "ACQUIRING PERSON" shall not include:

     (i)   the Corporation or any Subsidiary of the Corporation;

     (ii) any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation as a result of one or any combination of (A) Corporate Acquisitions, (B) Permitted Bid Acquisitions, (C) Corporate Distributions, (D) Exempt Acquisitions or
           (E) Convertible Security Acquisitions; provided further, however, that if a Person shall become the

           Beneficial Owner of 20% or more of the Voting Shares of the Corporation then outstanding by reason of one or more or any combination of the operation of a Corporate Acquisition, Permitted Bid Acquisition, Corporate Distribution, Exempt Acquisition or Convertible Security Acquisition and, after such Corporate Acquisition, Permitted Bid Acquisition, Corporate Distribution, Exempt Acquisition or Convertible Security Acquisition, becomes the Beneficial Owner of an additional 1% or more of the outstanding Voting Shares of the Corporation (other than pursuant to Corporate Acquisitions, Permitted Bid Acquisitions, Corporate Distributions, Exempt Acquisitions or Convertible Security Acquisitions), then as of the date of such acquisition, such Person shall become an Acquiring Person;

     (iii) for a period of 10 days after the Disqualification Date (as hereinafter defined), any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation as a result of such Person becoming disqualified from relying on Subclause
           (vi) of the definition of Beneficial Owner because such Person is making or has announced an intention to make a Take-over Bid in respect of securities of the Corporation alone or by acting jointly or in concert with any other Person or becomes otherwise disqualified (the first date of public announcement that any Person is making or has announced an intention to make a Take-over Bid being herein referred to as the "DISQUALIFICATION DATE"); and

     (iv) an underwriter or member of a banking or selling group that acquires Voting Shares of the Corporation from the Corporation in connection with a distribution to the public of securities.

     "AFFILIATE" when used to indicate a relationship with a specified Person, shall mean a Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.

     "ASSOCIATE" when used to indicate a relationship with a specified Person shall mean a spouse of such specified Person, any Person with whom such specified Person is living in a conjugal relationship outside marriage or any relative of such specified Person, spouse of such specified Person or other Person who has the same residence as such specified Person.

     A Person shall be deemed the "BENEFICIAL OWNER" and to have "BENEFICIAL OWNERSHIP" of and to "BENEFICIALLY OWN",

     (i) any securities as to which such Person or any of such Person's Affiliates or Associates is the owner at law or in equity;

     (ii) any securities as to which such Person or any of such Person's Affiliates or Associates has the right to become the owner at law or in equity (A) upon the conversion, exchange or exercise of any Convertible Securities or (B) pursuant to any agreement, arrangement or understanding, whether such right is exercisable immediately or within a period of 60 days thereafter and whether or not on condition or the happening of any contingency (other than customary agreements with and between underwriters or banking group members or selling group members with respect to a distribution of securities or pursuant to a pledge of securities in the ordinary course of business); and

     (iii) any securities which are Beneficially Owned within the meaning of paragraphs (i) or (ii) of this definition by any other Person with whom such Person is acting jointly or in concert;

     provided, however, that a Person shall not be deemed the "Beneficial Owner", or to have "Beneficial Ownership" of, or to "Beneficially Own" any security as a result of the existence of any one or more of the following circumstances:

     (iv) such security has been deposited or tendered pursuant to any Take-over Bid made by such Person or made by any Affiliate or Associate of such Person or made by any other Person acting jointly or in concert with such Person, unless such deposited or tendered security has been taken up or paid for, whichever shall first occur; or

     (v) by reason of the holder of such security having agreed to deposit or tender such security to a Take-over Bid made by such Person or any of such Person's Affiliates or Associates or any other Person referred to in clause (iii) of this definition pursuant to a Permitted Lock-up Agreement; or

     (vi) (A) such Person or any Affiliate or Associate of such Person or any other Person acting jointly or in concert with such Person, holds such security; provided that the ordinary business of any such Person (the "FUND MANAGER") includes the management of investment funds for others (which others may include or be limited to one or more employee benefit plans or pension plans of the Corporation or otherwise) or includes the acquisition or holding of securities for a non-discretionary account of a Client (as defined below) by a dealer or broker registered under applicable securities laws to the extent required and such security is held by the Fund Manager in the ordinary course of such business in the performance of such Fund Manager's duties for the account of any other Person (a "CLIENT"),
            (B) such Person (the "TRUST COMPANY") is licensed to carry on the business of a trust company under applicable law and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons or in relation to other accounts and holds such security in the ordinary course of such duties for the estate of any such deceased or incompetent Person (each an "ESTATE ACCOUNT") or for such other accounts (each an "OTHER ACCOUNT"), or (C) the Person (the "STATUTORY BODY") is an independent Person established by statute for purposes that include, and the ordinary business or activity of such person includes, the management of investment funds for employee benefit plans, pension plans, insurance plans of various public bodies and the Statutory Body holds such security for the purposes of its activities as such,
            (D) the ordinary business of any such Person includes acting as an agent of the Crown in the management of public assets (the "CROWN AGENT"), or (E) the Person, any of such Person's Affiliates or Associates or any other Person acting jointly or in concert with such Person holds such security, provided that the Person is the administrator or the trustee of one or more pension or profit sharing funds or plans (each a "PENSION FUND") registered under the laws of Canada or any province thereof or existing under the laws of the United States or any state thereof (the "INDEPENDENT PERSON"), or is a Pension Fund, and holds such securities solely for the purposes of its activities as an Independent Person or as a Pension Fund and further provided that such Person does not hold more than thirty percent (30%) of the Voting Shares of the Corporation;

            provided, however, that in any of the foregoing cases no one of the Fund Manager, the Trust Company, the Statutory Body, the Crown Agent, the Independent Person or the Pension Fund makes or announces an intention to make a Take-over Bid in respect of securities of the Corporation alone or by acting jointly or in concert with any other Person (other than an Offer to Acquire Voting Shares or other securities by means of a distribution by the Corporation or by means of ordinary market transactions (including prearranged trades) executed through the facilities of a stock exchange or organized over-the-counter market); or

     (vii) such Person is a Client of the same Fund Manager as another Person on whose account the Fund Manager holds such security, or such Person is an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds such security, or such Person is a Pension Fund with the same Independent Person as another Pension Fund; or

     (viii) such Person is a Client of a Fund Manager and such security is owned at law or in equity by the Fund Manager, or such Person is an Estate Account or an Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company, or such Person is a Pension Fund and such security is owned at law or in equity by the Independent Person or the Pension Fund; or

     (ix) such Person is a registered holder of securities as a result of carrying on the business of, or acting as the nominee of, a securities depository.

     For purposes of this Agreement, in determining the percentage of the outstanding Voting Shares with respect to which a Person is or is deemed to be the Beneficial Owner, all Voting Shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.

     "BOARD OF DIRECTORS" shall mean the board of directors of the Corporation.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the City of Winnipeg, Manitoba are authorized or obliged by law to close.

     "CANADIAN DOLLAR EQUIVALENT" of any amount which is expressed in United States dollars shall mean on any date the Canadian dollar equivalent of such amount determined by multiplying such amount by the U.S.-Canadian Exchange Rate in effect on such date.

     "CANADIAN-U.S. EXCHANGE RATE" shall mean on any date the inverse of the U.S.-Canadian Exchange Rate.

     "CLOSE OF BUSINESS" on any given date shall mean the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the office of the transfer agent for the Common Shares in the City of Winnipeg (or, after the Separation Time, the office of the Rights Agent in the City of Winnipeg) becomes closed to the public.

     "COMMON SHARES" shall mean the Common Shares in the capital of the Corporation; provided, however, that "Common Shares", when used with reference to any Person other than the Corporation, shall mean the class or classes of shares (or similar equity interest) with the greatest per share voting power entitled to vote generally in the election of all directors of such other Person.

     "COMPETING PERMITTED BID" means a Take-over Bid which: (i) is made while another Permitted Bid is in existence, and (ii) satisfies all the components of the definition of a Permitted Bid, except that the requirements set out in subclause (ii)(A) of the definition of a Permitted Bid shall be satisfied if the Take-over Bid shall contain, and the take up and payment for securities tendered or deposited thereunder shall be subject to, an irrevocable and unqualified condition that no Voting Shares shall be taken up or paid for pursuant to the Take-over Bid prior to the Close of Business on the date that is no earlier than the date which is the later of (A) 21 days (or such longer minimum period of days that a take-over bid must remain open for acceptance under the Securities Act (Saskatchewan)) after the date the Take-over Bid is made, or (B) 60 days after the earliest date on which any other Permitted Bid or Competing Permitted Bid in existence when the Take-over Bid is made, was made, and only if at that date, more than 50% of the then outstanding Voting Shares held by Independent Shareholders have been deposited or tendered to the Take-over Bid and not withdrawn.

     "CONTROLLED": a corporation is "controlled" by another Person or two or more Persons if:

     (i) securities entitled to vote in the election of directors carrying more than 50% of the votes for the election of directors are held, directly or indirectly, by or on behalf of the other Person or Persons; and

     (ii) the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such corporation;

     and "CONTROLS", "CONTROLLING" and "UNDER COMMON CONTROL WITH" shall be interpreted accordingly;

     "CONVERTIBLE SECURITY" means at any time:

     (i) any right (regardless of whether such right constitutes a security) to acquire Voting Shares from the Corporation; and

     (ii) any securities issued by the Corporation from time to time (other than the Rights) carrying any exercise, conversion or exchange right; which is then exercisable or exercisable within a period of 60 days from that time pursuant to which the holder thereof may acquire Voting Shares or other securities which are convertible into or exercisable or exchangeable for Voting Shares (in each case, whether such right is then exercisable or exercisable within a period of 60 days from that time and whether or not on condition or the happening of any contingency).

     "CONVERTIBLE SECURITY ACQUISITION" means the acquisition of Voting Shares upon the exercise, conversion or exchange of Convertible Securities received by a Person pursuant to a Permitted Bid Acquisition, Exempt Acquisition or a Corporate Distribution.

     "CORPORATE ACQUISITION" means an acquisition by the Corporation or a Subsidiary of the Corporation or the redemption by the Corporation of Voting Shares of the Corporation which, by reducing the number of Voting Shares of the Corporation outstanding, increases the proportionate number of Voting Shares Beneficially Owned by any Person.

     "CORPORATE DISTRIBUTION" means an acquisition as a result of:

     (i) a stock dividend or a stock split or other event pursuant to which a Person receives or acquires Voting Shares or Convertible Securities on the same pro rata basis as all other holders of Voting Shares of the same class or series of the Corporation; or

     (ii) any other event pursuant to which all holders of Voting Shares of the Corporation are entitled to receive Voting Shares or Convertible Securities on a pro rata basis, including, without limiting the generality of the foregoing, pursuant to the receipt and/or exercise of rights issued by the Corporation and distributed to all the holders of a series or class of Voting Shares to subscribe for or purchase Voting Shares or Convertible Securities, provided that such rights are acquired directly from the Corporation and not from any other Person.

     "CORPORATIONS ACT" shall mean The Business Corporations Act, R.S.S. (1978)
     c. B-10 and the regulations made thereunder and any comparable or successor laws or regulations thereto;

     "ELECTION TO EXERCISE" shall have the meaning attributed thereto in Subsection 2.2(d).

     "EXEMPT ACQUISITION" means an acquisition of securities of the Corporation:

     (i) in respect of which the Board of Directors has waived the application of Section 3.1 hereof pursuant to the provisions of Subsections 5.1(f) or 5.1(g) hereof;

     (ii) pursuant to a regular dividend reinvestment or other plan of the Corporation made available by the Corporation to the holders of Voting Shares of the Corporation;

     (iii) pursuant to a distribution by the Corporation of Voting Shares or Convertible Securities made pursuant to a prospectus or a securities exchange take-over bid provided that the Person in question does not thereby acquire a greater class percentage of Voting Shares, or Convertible Securities representing the right to acquire Voting Shares of such class, than the percentage of Voting Shares of the class Beneficially Owned immediately prior to such acquisition; or

     (iv) pursuant to an issuance and sale by the Corporation of Voting Shares or Convertible Securities by way of a private placement by the Corporation, pursuant to an amalgamation, merger or other statutory procedure requiring shareholders' approval, provided that (x) all necessary stock exchange approvals for such private placement, have been obtained and such private placement complies with the terms and conditions of such approvals, and (y) the purchaser does not become the Beneficial Owner of more than 25% of the Voting Shares outstanding immediately prior to the private placement (and in making this determination, the securities to be issued to such purchaser on the private placement shall be deemed to be held by such purchaser but shall not be included in the aggregate number of outstanding Voting Shares immediately prior to the private placement).

     "EXERCISE PRICE" shall mean, as of any date, the price at which a holder of a Right may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $400.

     "EXPIRY DATE OF A PERMITTED BID" means the date, which shall be not less than 60 days following the date on which the Take-over Bid circular is sent to shareholders of the Corporation, indicated in such circular as the date until which such Permitted Bid is open for acceptance.

     "EXPIRATION TIME" shall mean the earliest of (i) the Termination Time, (ii) the termination of the annual meeting of the Corporation in the year 2004 and (iii) the Close of Business on the date this Agreement becomes void pursuant to the provisions of Section 5.16 hereof.

     "FLIP-IN EVENT" shall mean a transaction or event as a result of which any Person shall become an Acquiring Person provided, however, that a Flip-in Event shall be deemed to occur at the Close of Business on the tenth day (or on such later day as the Board of Directors shall determine) after a Stock Acquisition Date.

     "INDEPENDENT SHAREHOLDERS" shall mean holders of Voting Shares of the Corporation, other than (i) any Acquiring Person, (ii) any Offeror, (iii) any Affiliate or Associate of any Acquiring Person or Offeror, (iv) any Person acting jointly or in concert with any Acquiring Person or Offeror, and (v) any employee benefit plan, deferred profit sharing plan, stock participation plan or trust for the benefit of employees of the Corporation or a wholly-owned Subsidiary of the Corporation, unless the beneficiaries of such plan or trust direct the manner in which such Voting Shares are to be voted or direct whether the Voting Shares are to be tendered to a Take-over Bid.

     "MARKET PRICE" per security of any securities on any date of determination shall mean the average of the daily closing prices per security of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused the closing prices used to determine the Market Price on any Trading Day not to be fully comparable with the closing price on such date of determination (or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day), each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the closing price on such date of determination (or, if the date of determination is not a Trading Day, on the immediately preceding Trading
     Day). The closing price per security of any securities on any date shall be:

     (i) the closing board lot sale price or, in case no such sale takes place on such date, the average of the closing bid and asked prices for each of such securities as reported by the principal stock exchange in Canada on which such securities are listed or posted for trading,

     (ii) if such securities are not listed or posted for trading on any stock exchange in Canada, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for each share of such securities as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange in the United States on which such securities are listed or admitted to trading,

     (iii) if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a stock exchange in Canada or a national securities exchange in the United States, the last quoted price, or if not so quoted, the average of the high bid and low asked prices for each share of such securities in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or

     (iv) if on any such date the securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected in good faith by the Board of Directors;

     provided, however, that if on any such date the securities are not traded on any stock exchange or in the over-the-counter market, the closing price per security of such securities on such date shall mean the fair value per security of such securities on such date as determined by a nationally recognized investment banking firm with respect to the fair value per security of such securities. The Market Price shall be expressed in Canadian dollars and if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in question in United States dollars, such amount shall be translated into Canadian dollars on such date at the Canadian Dollar Equivalent thereof.

     "OFFER TO ACQUIRE" shall include:

     (i) an offer to purchase, a public announcement of an intention to make an offer to purchase, or a solicitation of an offer to sell, Voting Shares, and

     (ii) an acceptance of an offer to sell Voting Shares, whether or not such offer to sell has been solicited,

     or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell.

     "OFFEROR" shall mean a Person who is making or has announced a current intention to make a Take-over Bid.

     "PERMITTED BID" means a Take-over Bid made by an Offeror which is made by means of a Take-over Bid circular and which also complies with the following additional provisions:

     (i) the Take-over Bid is made to all holders of record of Voting Shares of the Corporation wherever resident as registered in the books of the Corporation other than the Offeror;

     (ii) the Take-over Bid contains, and the take up and payment for securities tendered or deposited thereunder shall be subject to, irrevocable and unqualified conditions that:

           (A) no Voting Shares of the Corporation will be taken up or paid for pursuant to the Take-over Bid (x) prior to the Close of Business on the Expiry Date of the Permitted Bid and (y) unless, at the Close of Business on the Expiry Date of the Permitted Bid, more than 50% of the then outstanding Voting Shares of the Corporation held by Independent Shareholders have been deposited or tendered pursuant to the Take-over Bid and not withdrawn;

           (B) Voting Shares of the Corporation may be deposited pursuant to such Take-over Bid, unless the Take-over Bid is withdrawn, at any time prior to the Close of Business on the Expiry Date of the Permitted Bid;

           (C) any Voting Shares of the Corporation deposited pursuant to the Take-over Bid may be withdrawn until taken up and paid for; and

           (D) in the event that the requirement set forth in subclause
               (ii)(A)(y) of this definition is satisfied, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Voting Shares of the Corporation for not less than 10 days from the date of such public announcement.

     "PERMITTED BID ACQUISITION" shall mean an acquisition of securities of the Corporation made pursuant to a Permitted Bid or a Competing Permitted Bid.

     "PERMITTED LOCK-UP AGREEMENT" means an agreement between a Person and one or more holders (each a "LOCKED-UP PERSON") of Voting Shares or Convertible Securities (the terms of which are publicly disclosed and a copy of which is made available to the public (including the Corporation) not later than the date the Lock-up Bid (as defined below) is publicly announced or, if the agreement was entered into after the date of the Lock-up Bid, not later than the date the agreement was entered into), pursuant to which such Locked-up Persons agree to deposit or tender Voting Shares or Convertible Securities to a Take-over Bid (the "LOCK-UP BID") made by the Person or any of such Person's Affiliates or Associates or any other Person referred to in Clause (iii) of the definition of Beneficial Owner and where the agreement:

     (i) (A) permits the Locked-up Person to withdraw Voting Shares or Convertible Securities in order to tender or deposit Voting Shares or Convertible Securities to another Take-over Bid or to support another transaction that contains an offering price for each Voting Share or Convertible Security that exceeds, or provides a value for each Voting Share or Convertible Security that is greater than, the offering price or value contained or proposed to be contained in the Lock-up Bid, provided that the other Take-over Bid is made for at least the same number of Voting Shares or Convertible Securities as the Lock-up Bid; or

           (B) permits the Locked-up Person to withdraw Voting Shares or Convertible Securities in order to tender or deposit the Voting Shares or Convertible Securities to another Take-over Bid or to support another transaction that contains an offering price for each Voting Share or Convertible Security that exceeds, or provides a value for each Voting Share or Convertible Security that is greater than, the offering price contained in or proposed to be contained in, the Lock-up Bid by as much or more than a specified amount (the "SPECIFIED AMOUNT") and the Specified Amount is not greater than 7% of the offering price that is contained in the Lock-up Bid, provided that the other Take-over Bid is made for at least the same number of Voting Shares or Convertible Securities as the Lock-up Bid; and

     (ii) provides that no "BREAK-UP" fees, "TOP-UP" fees, penalties, expenses or other amounts that exceed in the aggregate the greater of: (A) the cash equivalent of 2.5% of the price or value payable under the Lock-up Bid to the Locked-up Person, and (B) 50% of the amount by which the price or value payable under another Take-over Bid to a Locked-up Person exceeds the price or value of the consideration that such Locked-up Person would have received under the Lock-up Bid, shall be payable by such Locked-up Person pursuant to the agreement in the event that the Lock-up Bid is not successfully concluded or if any Locked-up Person fails to tender Voting Shares or Convertible Securities pursuant thereto;

     and, for greater certainty, the agreement may contain a right of first refusal or require a period of delay to give the Offeror an opportunity to at least match a higher consideration in another Take-over Bid or transaction or contain other similar limitation on a Locked-up Person's right to withdraw Voting Shares or Convertible Securities from the agreement, so long as any such limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Voting Shares or Convertible Securities in sufficient time to tender to the other Take-over Bid or transaction.

     "PERSON" shall include any individual, firm, partnership, syndicate, association, trust, trustee, executor, administrator, legal personal representative, government, governmental body or authority, corporation or other incorporated or unincorporated organization.

     "RECORD TIME" shall mean the Close of Business on December 29, 1994.

     "REDEMPTION PRICE" shall have the meaning attributed thereto in Section
     5.1.

     "RIGHTS" shall mean the herein described rights to purchase securities pursuant to the terms and subject to the conditions set forth herein.

     "RIGHTS CERTIFICATE" shall mean the certificates representing the Rights after the Separation Time which shall be substantially in the form attached hereto as Exhibit A.

     "SECURITIES ACT (SASKATCHEWAN)" shall mean The Securities Act 1988, S.S. 1988-9 c.S-42.2 and the regulations, rules, policies and notices made thereunder, and any comparable or successor laws, regulations, rules, policies or notices thereto.

     "SEPARATION TIME" shall mean the Close of Business on the tenth day after the earlier of:

     (i)   the Stock Acquisition Date,

     (ii) the date of the commencement of, or first public announcement of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence, a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid, as the case may be), and

     (iii) the date on which a Permitted Bid or Competing Bid ceases to qualify as such or on such later day as the Board of Directors shall determine; provided that if any such Take-over Bid expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such offer shall be deemed, for the purposes of this definition, never to have been made and provided further that if the Board of Directors determines pursuant to Subsections 5.1 (f) or 5.1(g) hereof to waive the application of Section
     3.1 hereof to a Flip-in Event, the Separation Time in respect of such Flip-in Event shall be deemed never to have occurred.

     "STOCK ACQUISITION DATE" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 110 of the Securities Act (Saskatchewan) or Section 13(d) of the 1934 Exchange Act) by the Corporation or an Acquiring Person of facts indicating that an Acquiring Person has become such.

     "SUBSIDIARY": a corporation shall be deemed to be a Subsidiary of another corporation if:

     (i)   it is controlled by:

           (A)  that other; or

           (B) that other and one or more corporations each of which is controlled by that other; or

           (C) two or more corporations each of which is controlled by that other; or

     (ii)  it is a Subsidiary of a corporation that is that other's Subsidiary.

     "TAKE-OVER BID" means an Offer to Acquire Voting Shares of the Corporation or securities convertible into or exchangeable for or carrying a right to purchase Voting Shares of the Corporation, where the Voting Shares of the Corporation subject to the Offer to Acquire, together with the Voting Shares of the Corporation into which the securities subject to the Offer to Acquire are convertible, exchangeable or exercisable and the Voting Shares of the Corporation or securities convertible into or exchangeable for or carrying a right to purchase Voting Shares of the Corporation Beneficially Owned by the Offeror, any Affiliate or Associate of such Offeror and any Person acting jointly and in concert with the Offeror or with any Affiliate or Associate of the Offeror, and any Affiliates or Associates of such Person so acting jointly or in concert, constitute in the aggregate 20% or more of the outstanding Voting Shares of the Corporation at the date of the Offer to Acquire.

     "TERMINATION TIME" shall mean the time at which the right to exercise Rights shall terminate pursuant to Subsections 5.1(a) or 5.1(b) hereof.

     "TRADING DAY" when used with respect to any securities, shall mean a day on which the principal United States or Canadian securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any United States or Canadian securities exchange, a Business Day.

     "U.S.-CANADIAN EXCHANGE RATE" shall mean on any date:

     (i) if on such date the Bank of Canada sets an average noon spot rate of exchange for the conversion of one United States dollar into Canadian dollars, such rate; and

     (ii) in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars which is calculated in the manner which shall be determined by the Board of Directors from time to time acting in good faith.

     "U.S. DOLLAR EQUIVALENT" of any amount which is expressed in Canadian dollars shall mean on any date the United States dollar equivalent of such amount determined by multiplying such amount by the Canadian-U.S. Exchange Rate in effect on such date.

     "VOTING SHARES" when used with reference to the Corporation, shall mean collectively the Common Shares of the Corporation and any other shares of capital stock or voting interests of the Corporation entitled to vote generally in the election of directors and, when used with reference to any Person other than the Corporation, shall mean Common Shares of such other Person and any other shares of capital stock or voting interests of such other Person entitled to vote generally in the election of the directors of such other Person. For purposes of this Agreement, the percentage of Voting Shares Beneficially Owned by any Person, shall be and be deemed to be the product determined by the formula:

     100 X A
           -
           B

     where

     A = the number of votes for the election of all directors generally attaching to the Voting Shares Beneficially Owned by such Person; and

     B = the number of votes for the election of all directors generally attaching to all outstanding Voting Shares.

     Where any Person is deemed to Beneficially Own unissued Voting Shares, such Voting Shares shall be deemed to be outstanding for the purposes of both A and B above.

1.2 CURRENCY

     All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.3 NUMBER AND GENDER

     Wherever the context so requires, terms used herein importing the singular number only shall include the plural and vice versa and words importing any one gender shall include all others.

1.4 DESCRIPTIVE HEADINGS AND REFERENCES

     Descriptive headings and the Table of Contents appear herein for convenience of reference only and shall not affect the meaning or construction of any of the provisions hereof. All references to Articles, Sections, Subsections, Clauses and Exhibits are to the articles, sections, subsections and clauses of and exhibits to and forming part of this Agreement. The words "hereto", "herein", "hereof", "hereunder", "this Agreement" and similar expressions refer to this Agreement including the Exhibits, as the same may be amended, modified or supplemented from time to time.

1.5 ACTING JOINTLY OR IN CONCERT

     For purposes of this Agreement, a Person is acting jointly or in concert with every other Person who is a party to any agreement, commitment or understanding, whether formal or informal, with the first mentioned Person or any Associate or Affiliate thereof, for the purpose of acquiring or making an Offer to Acquire Voting Shares (other than customary agreements with and between underwriters or banking group members or selling group members with respect to a distribution of securities or to a pledge of securities in the ordinary course of business).

1.6 APPLICATION OF STATUTES, REGULATIONS AND RULES

     Where a statute, regulation or rule is referred to in a definition or other provision of this Agreement, it shall be conclusively deemed to have application in the contemplated circumstances notwithstanding that such statute, regulation or rule might not, but for the provisions of this Section 1.6 have application for want of jurisdiction or otherwise.

                                   ARTICLE 2
                                   THE RIGHTS

2.1 LEGEND ON COMMON SHARE CERTIFICATES

     Common Share certificates issued after the Record Time but prior to the Close of Business on the earlier of the Separation Time and the Expiration Time shall evidence one Right for each Common Share represented thereby and, commencing as soon as reasonably practicable after the effective date of this Agreement, shall have impressed on, printed on, written on or otherwise affixed to them a legend, substantially in the following form:

     "Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of the 10th day of November, 1994, as amended and restated from time to time (the "Rights Agreement"), between Potash Corporation of Saskatchewan Inc. (the "Corporation") and CIBC Mellon Trust Company, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the head office of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended, redeemed, may expire, may become void (if, in certain cases, they are "Beneficially Owned" by an "Acquiring Person", as such terms are defined in the Rights Agreement or a transferee thereof), or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge promptly after the receipt of a written request therefor."

provided that the Corporation may continue to issue, without alteration, any existing supplies on hand of Common Share certificates which bear the legend provided for in the Original Agreement.

     Until the earlier of the Separation Time and the Expiration Time, certificates representing Common Shares that are issued and outstanding shall evidence one Right for each Common Share evidenced thereby, notwithstanding the absence of the foregoing legend. Following the Separation Time, Rights will be evidenced by Rights Certificates issued pursuant to Section 2.2.

2.2 INITIAL EXERCISE PRICE; EXERCISE OF RIGHTS; DETACHMENT OF RIGHTS

(a) Subject to adjustment as herein set forth, each Right will entitle the holder thereof, after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price or its U.S. Dollar Equivalent as at the Business Day immediately preceding the date of exercise of the Right, one Common Share (which Exercise Price and number of Common Shares are subject to adjustment as set forth below). Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or any of its Subsidiaries shall be void.

(b) Until the Separation Time (i) the Rights shall not be exercisable and no Right may be exercised and (ii) for administrative purpose, each Right will be evidenced by the certificate for the associated Common Share registered in the name of the holder thereof (which certificate shall be deemed to represent a Rights Certificate) and will be transferable only together with, and will be transferred by a transfer of, such associated Common Share.

(c) From and after the Separation Time and prior to the Expiration Time, the Rights may be exercised and the registration and transfer of the Rights shall be separate from and independent of Common Shares. Promptly as practicable following the Separation Time, the Rights Agent will mail, via first class postage prepaid insured mail, to each holder of record of Common Shares as of the Separation Time (other than an Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights), at such holder's address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose):

     (i) a Rights Certificate in substantially the form of Exhibit A hereto appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any self-regulatory organization, stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and

     (ii) a disclosure statement prepared by the Corporation describing the Rights.

(d) Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights
    Agent:

     (i) the Rights Certificate evidencing such Rights together with an Election to Exercise such Rights (an "Election to Exercise") substantially in the form attached to the Rights Certificate appropriately completed and duly executed by the holder or his executors or administrators or other personal representatives or his legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and

     (ii) payment by certified cheque, banker's draft or money order payable to the order of the Corporation, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised.

(e) Upon receipt of a Rights Certificate, with an Election to Exercise appropriately completed and duly executed, which does not indicate that such Right is void as provided by Subsection 3.1(b), accompanied by payment as set forth in Clause 2.2(d)(ii), the Rights Agent (unless otherwise instructed by the Corporation) will thereupon promptly, as practicable:

     (i) requisition from the transfer agent of the Common Shares certificates for the number of Common Shares to be purchased (the Corporation hereby irrevocably agreeing to authorize its transfer agents to comply with all such requisitions),

     (ii) after receipt of such certificates referred to in Clause 2.2(e)(i), deliver such certificates, via first class postage, prepaid insured mail to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder,

     (iii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares,

     (iv) when appropriate after receipt, deliver such cash referred to in Clause 2.2(e)(iii) (less any amounts required to be withheld) to or to the order of the registered holder of the Rights Certificate, and

     (v) tender to the Corporation all payments received on exercise of the Rights.

(f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

     (i)   The Corporation covenants and agrees that it will:

     (ii) take all such action as may be necessary and within its power to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Common

           Shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable;

     (iii) take all such action as may be necessary and within its power to comply with any applicable requirements of the Corporations Act, the Securities Act (Saskatchewan) and the securities statute or comparable legislation of each of the other provinces and territories of Canada, the 1933 Securities Act and the 1934 Exchange Act, and any other applicable securities laws and the rules and regulations thereunder, and any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Common Shares upon exercise of Rights;

     (iv) use reasonable efforts to cause all Common Shares issued upon exercise of Rights to be listed upon issuance on the stock exchanges where the Common Shares may be listed at that time; and

     (v) pay when due and payable any and all Canadian and United States federal, provincial and state transfer taxes (not in the nature of income or withholding taxes) and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or certificates for Common Shares, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being transferred or exercised.

2.3 ADJUSTMENTS TO EXERCISE PRICE; NUMBER OF RIGHTS

(a) The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3.

(b) In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time:

     (i) declare or pay a dividend on the Common Shares of the Corporation payable in Common Shares or other capital stock of the Corporation (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other capital stock of the Corporation) other than pursuant to any optional stock dividend program;

     (ii) subdivide or change the then outstanding Common Shares into a greater number of Common Shares;

     (iii) consolidate or change the then outstanding Common Shares into a smaller number of Common Shares; or

     (iv) issue any Common Shares or other capital stock of the Corporation (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other capital stock of the Corporation) in respect of, in lieu of, or in exchange for existing Common Shares, except as otherwise provided in this Section 2.3;

the Exercise Price and the number of Rights outstanding, or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon exercise of Rights shall be adjusted in the manner set forth below. If the Exercise Price and number of Rights outstanding are to be adjusted:

     (x) the Exercise Price in effect after such adjustment shall be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (or other capital stock) (the "Expansion Factor") that a holder of one Common Share immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter as a result thereof (assuming the exercise of all such exchange or conversion rights, if any); and

     (y) each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be distributed among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision, change, consolidation or issuance, so that each such Common Share (or other capital stock) will have exactly one Right associated with it.

     If the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment will be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, consolidation or issuance would hold immediately thereafter as a result thereof. To the extent that such rights of exchange, conversion or acquisition are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect based on the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights.

     If an event occurs which would require an adjustment under both this
     Section 2.3 and Section 3.1, the adjustment provided for in this Section
     2.3 shall be in addition to, and shall be made prior to, any adjustment required under Section 3.1.

     If the Corporation shall at any time after the Record Time and prior to the Separation Time issue any Common Shares (otherwise than in a transaction referred to in this Subsection 2.3(b)), each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such Common Share.

(c) In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time fix a record date for the making of a distribution to all holders of Common Shares of rights, options or warrants entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares) at a price per Common Share (or, if a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares, having a conversion, exchange, purchase or exercise price (including the price required to be paid to purchase such convertible or exchangeable security or right) per share) less than the Market Price per Common Share on such record date, the Exercise Price shall be adjusted. The Exercise Price in effect after such record date will equal the Exercise Price in effect immediately prior to such record date multiplied by a fraction, of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange, purchase or exercise price of the convertible or exchangeable securities or rights so to be offered (including the price required to be paid to purchase such convertible or exchangeable securities or rights)) would purchase at such Market Price and of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors. To the extent that such rights of exchange, conversion, purchase or acquisition are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect based on the number of Common Shares (or securities convertible into or exchangeable or exercisable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

     For purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury or otherwise) pursuant to any dividend or interest reinvestment plan and/or any Common Share purchase plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and/or the investment of periodic optional payments and/or employee benefit or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights, options or warrants) shall not be deemed to constitute an issue of rights, options or warrants by the Corporation; provided, however, that, in the case of any dividend or interest reinvestment plan, the right to purchase

     Common Shares is at a price per share of not less than 90 percent of the current market price per share (determined as provided in such plans) of the Common Shares.

(d) In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time fix a record date for the making of a distribution to all holders of Common Shares of evidences of indebtedness or assets (other than a Regular Periodic Cash Dividend (as defined below) or a dividend paid in Common Shares) or rights, options or warrants (excluding those referred to in Subsection 2.3(c)), the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Market Price per Common Share on such record date less the fair market value per Common Share (as determined in good faith by the Board of Directors) of the portion of the assets, evidences of indebtedness, rights, options or warrants so to be distributed and the denominator of which shall be the Market Price per Common Share on such record date. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

     For the purpose of this Subsection 2.3(d), "Regular Periodic Cash Dividend" shall mean cash dividends paid at regular intervals in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of:

     (i) 200% of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year;

     (ii) 300% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on its Common Shares in its three immediately preceding fiscal years; and

     (iii) 100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year.

(e) Each adjustment made pursuant to this Section 2.3 shall be made as of

     (i) the payment or effective date for the applicable dividend, subdivision, change, consolidation or issuance, in the case of an adjustment made pursuant to Subsection 2.3(b) above, and

     (ii) the record date for the applicable dividend or distribution in the case of an adjustment made pursuant to Subsection 2.3(c) or (d) above.

(f) Subject to the prior consent of the holders of Voting Shares or Rights obtained in accordance with the provisions of Subsection 5.4(b) or 5.4(c), as applicable, in the event the Corporation shall at any time after the Record Time and prior to the Separation Time issue any shares of capital stock (other than Common Shares), or rights, options or warrants to subscribe for or purchase any such capital stock, or securities convertible into or exchangeable for any such capital stock, in a transaction referred to in Clauses 2.3(b)(i), 2.3(b)(iv) or 2.3(c) or 2.3(d) above, if the Board of Directors acting in good faith determines that the adjustments contemplated by Subsections 2.3(b), (c) and (d) above in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Corporation may determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding Subsections 2.3(b), (c) and (d) above, such adjustments, rather than the adjustments contemplated by Subsections 2.3(b), (c) and (d) above, shall be made. The Corporation and the Rights Agent shall amend this Agreement as appropriate to provide for such adjustments.

(g) Notwithstanding anything herein to the contrary, no adjustment of the Exercise Price shall be required unless such adjustment would require increase or decrease of at least one percent in such Exercise Price; provided, however, that any adjustments which by reason of this Subsection 2.3(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments made pursuant to this
    Section 2.3 shall be made to the nearest cent or to the nearest ten thousandth of a Common Share, as the case may be. Notwithstanding the first sentence of this Subsection 2.3(g), any adjustment required by this Section
    2.3 shall be made no later than the Termination Date.

(h) If as a result of an adjustment made pursuant to Section 3.1, the holder of any Right thereafter exercised shall become entitled to receive any securities other than Common Shares, thereafter the number of such other securities so receivable upon exercise of any Right and the applicable Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Subsections 2.3 (b), (c),
    (d), (e), (f), (g), (i), (j), (k), (l), (m), (n) and (o), and the provisions of this Agreement with respect to the Common Shares shall apply on like terms to any such other securities.

(i) All Rights originally issued by the Corporation subsequent to any adjustment made to an Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(j) Unless the Corporation shall have exercised its election, as provided in Subsection 2.3(k), upon each adjustment of an Exercise Price as a result of the calculations made in Subsections 2.3(c) and (d), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares (calculated to the nearest one ten-thousandth) obtained by:

    (i) multiplying (A) the number of Common Shares covered by a Right immediately prior to this adjustment, by (B) the relevant Exercise Price in effect immediately prior to such adjustment of the relevant Exercise Price; and

    (ii) dividing the product so obtained by the relevant Exercise Price in effect immediately after such adjustment of the relevant Exercise Price.

(k) The Corporation may elect on or after the date of any adjustment of an Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become the number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the relevant Exercise Price in effect immediately prior to adjustment of the relevant Exercise Price by the relevant Exercise Price in effect immediately after adjustment of the relevant Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights and provide written notice of such to the Rights Agent, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the relevant Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 calendar days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Subsection 2.3(k), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the relevant adjusted Exercise Price and shall be registered in the names of holders of record of Rights Certificates on the record date specified in the public announcement.

(l) Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the securities so purchasable which were expressed in the initial Rights Certificates issued hereunder.

(m) In any case in which this Section 2.3 shall require that an adjustment in an Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the relevant Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Common Shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

(n) Notwithstanding anything in this Section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in each Exercise Price, in addition to those adjustments expressly required by this Section 2.3, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable in order that any (i) subdivision or consolidation of the Common Shares, (ii) issuance wholly for cash of any Common Shares at less than the applicable Market Price, (iii) issuance wholly for cash of any Common Shares or securities that by their terms are exchangeable for or convertible into or give a right to acquire Common Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 2.3, hereafter made by the Corporation to holders of its Common Shares, subject to applicable taxation laws, shall not be taxable to such shareholders.

(o) The Corporation covenants and agrees that, after the Separation Time, it will not, except as permitted by Section 5.1 or 5.4, take (or permit any Subsidiary of the Corporation to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

2.4 DATE ON WHICH EXERCISE IS EFFECTIVE

     Each Person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered in accordance with Subsection 2.2(e) (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Corporation are open.

2.5 EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS CERTIFICATES

(a) The Rights Certificates shall be executed on behalf of the Corporation by its Chairman, President, Chief Executive Officer, Vice President or Chief Financial Officer, under its corporate seal reproduced thereon attested by its Vice President, General Counsel, Secretary or Assistant Secretary. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

(b) Promptly after the Corporation learns of the Separation Time, the Corporation will notify the Rights Agent in writing of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature, and the Rights Agent shall countersign (manually or by facsimile signature in a manner satisfactory to the Corporation) and deliver such Rights Certificates to the holders of the Rights pursuant to Subsection 2.2(c). No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

(c) Each Rights Certificate shall be dated the date of countersignature thereof.

2.6 REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE

(a) The Corporation will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

    After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Subsection 2.6(c), the Corporation will execute, and the Rights Agent will countersign, register and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holders' instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

(b) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

2.7 MUTILATED, DESTROYED, LOST AND STOLEN RIGHTS CERTIFICATES

(a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

(b) If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(c) As a condition to the issuance of any new Rights Certificate under this
    Section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

(d) Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence a contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

2.8 PERSONS DEEMED OWNERS

     Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the person in whose name such Rights Certificate (or, prior to the Separation Time, such Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Common Shares).

2.9 DELIVERY AND CANCELLATION OF CERTIFICATES

     All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

2.10 AGREEMENT OF RIGHTS HOLDERS

     Every holder of Rights, by accepting such Rights, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights that:

(a) such holder shall be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

(b) prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share;

(c) after the Separation Time, the Rights will be transferable only on the Rights Register as provided herein;

(d) prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

(e) such holder is not entitled to receive any fractional Rights or fractional Common Shares upon the exercise of Rights;

(f) that notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; and

(g) this Agreement may be supplemented or amended from time to time as provided herein.

                                   ARTICLE 3
                     ADJUSTMENTS TO THE RIGHTS IN THE EVENT
                            OF CERTAIN TRANSACTIONS

3.1 FLIP-IN EVENT

(a) Subject to Subsection 3.1(b) and Subsections 5.1(f) and 5.1(g), in the event that prior to the Expiration Time a Flip-in Event shall occur, the Corporation shall take such action as shall be necessary to ensure, within 10 Business Days thereafter or such longer period as may be required to satisfy the requirements of the Corporations Act, The Securities Act (Saskatchewan) and the securities laws or comparable legislation of each of the provinces of Canada and of the United States and each of the states thereof, that, except as provided below, each Right shall thereafter constitute the right to purchase from the Corporation, upon exercise thereof in accordance with the terms hereof, that number of Common Shares of the Corporation having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in
    Section 2.3 in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 2.3 shall have occurred with respect to such Common Shares).

(b) Notwithstanding the foregoing or any other provisions of this Agreement, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time or the Stock Acquisition Date by:

    (i) an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of any Acquiring Person); or

    (ii) a transferee, direct or indirect, of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person) in a transfer made after the date hereof, whether or not for consideration, that the Board of Directors of the Corporation acting in good faith has determined is part of a plan, arrangement or scheme of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person) that has the purpose or effect of avoiding clause (i) of this Section 3.1(b), shall become void and any holder of such Rights (including transferees) shall thereafter have no right to exercise such Rights under any provision of this Agreement and shall have no other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The holder of any Rights represented by a Rights Certificate which is submitted to the Rights Agent upon exercise or for registration of transfer or exchange which does not contain the necessary certifications set forth in the Rights Certificate establishing that such Rights are not void under this subsection 3.1(b) shall be deemed to be an Acquiring Person for the purposes of this Subsection 3.1(b) and such Rights shall become null and void.

(c) Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either sub clauses (i) or (ii) of Subsection 3.1(b) or transferred to any nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

            The Rights represented by this Rights Certificate were Beneficially Owned by a Person who was an Acquiring Person or who was an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Shareholder Rights Agreement) or a Person acting jointly or in concert with any of them. This Rights Certificate and the Rights represented hereby shall become void in the circumstances specified in paragraph 3.1(b) of the Shareholder Rights Agreement.

    provided that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so, in writing, by the Corporation or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not a Person described in such legend.

                                   ARTICLE 4
                                THE RIGHTS AGENT

4.1 GENERAL

(a) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable, subject to the approval of the Rights Agent, acting reasonably. In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and Co-Rights Agents shall be as the Corporation may determine, with the approval of the Rights Agent and the Co-Rights Agent. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent, its officers, directors, employees and agents for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including legal costs and expenses, which right to indemnification will survive the termination of this Agreement or the resignation or removal of the Rights Agent.

(b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration and execution of this Agreement and the exercise and performance of its duties hereunder in reliance upon any certificate for Common Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

(c) The Corporation shall inform the Rights Agent in a reasonably timely manner of events that may materially affect the administration of this Agreement by the Rights Agent and, at any time upon request, shall provide to the Rights Agent an incumbency certificate certifying the then current officers of the Corporation.

4.2 MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT

(a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent, and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.3 DUTIES OF RIGHTS AGENT

     The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may retain and consult with legal counsel (who may be legal counsel for the Corporation), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion and the Rights Agent may retain and consult with other experts and advisors as the Rights Agent may consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement (at the expense of the Corporation) and the Rights Agent shall be entitled to act and rely in good faith on the advice of any such expert or advisor;

(b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or refraining from taking any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be Chairman, President, Chief Executive Officer, any Vice President, Chief Financial Officer, General Counsel or Secretary of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate;

(c) The Rights Agent will be liable hereunder only for its own negligence, bad faith or wilful misconduct and that of its officers, employees and other representatives;

(d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only;

(e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Common Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Subsection 3.1(b)) or any adjustment required under the provisions of Section 2.3 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section
    2.3 hereof describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable;

(f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement;

(g) The Rights Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman, Chief Executive Officer, the President, any Vice President, Chief Financial Officer, General Counsel or the Secretary of the Corporation, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken by it in good faith in accordance with instructions of any such person;

(h) The Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity; and

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

4.4 CHANGE OF RIGHTS AGENT

     The Rights Agent may resign and be discharged from its duties under this Agreement upon 90 days' notice (or such lesser notice as is acceptable to the Corporation) to the Corporation and to the transfer agent of Common Shares by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. The Corporation may remove the Rights Agent upon 90 days' notice in writing, mailed to the Rights Agent and to the transfer agent of the Common Shares by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Corporation), then the holder of any Rights or the Rights Agent (at the Corporation's expense) may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in the Province of Saskatchewan. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                                   ARTICLE 5
                                 MISCELLANEOUS

5.1 REDEMPTION AND WAIVER

(a) Subject to the prior consent of the holders of Voting Shares or Rights obtained in accordance with Subsection 5.4(b) or (c), as applicable, the Board of Directors may, at its option, at any time prior to the occurrence of a Flip-in Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.0001 per Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in
    Section 2.3 in the event that an event of the type analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the "Redemption Price").

(b) If before the occurrence of a Flip-in Event a Person acquires, pursuant to a Permitted Bid or a Competing Permitted Bid or pursuant to an Exempt Acquisition occurring under Subsection 5.1(g), outstanding Voting Shares other than Voting Shares Beneficially Owned by such Person at the date of the Permitted Bid, the Competing Permitted Bid or such Exempt Acquisition occurring under Subsection 5.1(g), the Board of Directors of the Corporation shall, immediately upon such acquisition and without further formality, be deemed to have elected to redeem the Rights at the Redemption Price.

(c) Where a Take-over Bid that is not a Permitted Bid or a Competing Permitted Bid is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price. Notwithstanding such redemption, all of the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and it shall be deemed not to have occurred and Rights shall remain attached to the outstanding Voting Shares, subject to and in accordance with the provisions of this Agreement.

(d) Within ten Business Days after the Board of Directors electing or being deemed to have elected to redeem the Rights, the Corporation shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to each such holder at his last address as it appears on Rights Register (as defined in Subsection 2.6(a)) or, prior to the Separation Time, on the Common Share register maintained by the Corporation's transfer agent. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made.

(e) If the Board of Directors elects to or is deemed to have elected to redeem the Rights, the right to exercise the Rights will thereupon without further action and without notice terminate and the only right thereafter of the holder of a Right shall be to receive the Redemption Price.

(f) The Board of Directors may waive the application of Section 3.1 in respect of the occurrence of any Flip-in Event if the Board of Directors has determined within 10 Business Days following a Stock Acquisition Date that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person under this Agreement and if such a waiver is granted by the Board of Directors, such Stock Acquisition Date shall be deemed not to have occurred. Any such waiver pursuant to this Subsection 5.1(f) must be on the condition that such Person has, within 10 days after the foregoing determination by the Board of Directors or such earlier or later date as the Board of Directors may determine (the "Disposition Date"), reduced its Beneficial Ownership of Voting Shares such that the Person is no longer an Acquiring Person. If the Person remains an Acquiring Person at the Close of Business on the Disposition Date, the Disposition Date shall be deemed to be the date of occurrence of a further Stock Acquisition Date and Section 3.1 shall apply thereto.

(g) The Board of Directors may, until a Flip-in Event shall have occurred, upon written notice delivered to the Rights Agent, determine to waive the application of Section 3.1 to a Flip-in Event but only if such Flip-in Event occurs by reason of a Take-over Bid made by way of a take-over bid circular to all holders of record of Voting Shares of the Corporation (which, for greater certainty, does not include the circumstances described in Subsection 5.1(f)); provided, however, that if the Board of Directors waives the application of Section 3.1 to a particular Flip-in Event pursuant to this Subsection 5.1(g), the Board of Directors shall be deemed to have waived the application of Section 3.1 to any other Flip-in Event occurring by reason of any Take-over Bid which is made by means of a take-over bid circular to all holders of record of Voting Shares of the Corporation prior to the expiry of any Take-over Bid in respect of which a waiver is, or is deemed to have been, granted under this Subsection 5.1(g).

5.2 EXPIRATION

     No Person shall have any rights pursuant to this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as provided in Subsection 4.1(a).

5.3 ISSUANCE OF NEW RIGHTS CERTIFICATES

     Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.4 SUPPLEMENTS AND AMENDMENTS

(a) The Corporation may make, without the approval of the holders of Rights or Voting Shares, any amendments to this Agreement (i) to correct any clerical or typographical error; (ii) which are required to maintain the validity and effectiveness of the Agreement as a result of any change in any applicable laws or regulatory requirements; or (iii) to amend the Exercise Price in the event that it does not represent a sufficient multiple, as determined in the discretion of the Board of Directors, of the Market Price at the time of determination. Notwithstanding anything in this Section 5.4 to the contrary, no supplement or amendment shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent to such supplement or amendment.

(b) Subject to Subsection 5.4(a), the Corporation may, with the prior consent of the holders of Voting Shares obtained as set forth below, at any time before the Separation Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if provided by the holders of Voting Shares of the Corporation at a special meeting called and held in compliance with applicable laws and regulatory requirements and the requirements in the articles and bylaws of the Corporation. Subject to compliance with any requirements imposed by the foregoing, consent shall be given if the proposed amendment, variation or rescission is approved by the affirmative vote of a majority of the votes cast by all holders of Voting Shares (other than any holder of Voting Shares who is an Offeror pursuant to a Takeover Bid that is not a Permitted Bid or a Competing Permitted Bid, with respect to all Voting Shares Beneficially owned by such Person), represented in person or by proxy at the special meeting.

(c) The Corporation may, with the prior consent of the holders of Rights obtained as set forth below, at any time after the Separation Time and before the Expiration Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if provided by the holders of Rights at a special meeting of holders of Rights called and held in compliance with applicable laws and regulatory requirements and, to the extent possible, with the requirements in the articles and by-laws of the Corporation applicable to meetings of holders of Voting Shares, applied mutatis mutandis. Subject to compliance with any requirements imposed by the foregoing, consent shall be given if the proposed amendment, variation or rescission is approved by the affirmative vote of a majority of the votes cast by holders of Rights (other than holders of Rights whose Rights have become null and void pursuant to Subsection 3.1(b)), represented in person or by proxy at the special meeting.

(d) Any amendments made by the Corporation to this Agreement pursuant to Subsection 5.4(a) which are required to maintain the validity and effectiveness of this Agreement as a result of any change in any applicable laws or regulatory requirements shall:

    (i) if made before the Separation Time, be submitted to the holders of Voting Shares of the Corporation at the next meeting of shareholders and the shareholders may, by the majority referred to in Subsection 5.4(b), confirm or reject such amendment;

    (ii) if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of shareholders of the Corporation and the holders of Rights may, by resolution passed by the majority referred to in Subsection 5.4(c), confirm or reject such amendment.

    Any such amendment shall be effective from the date of the resolution of the Board of Directors adopting such amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment is confirmed, it continues in effect in the form so confirmed. If such amendment is rejected by the shareholders of the Corporation or the holders of Rights or is not submitted to the shareholders of the Corporation or holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to amend this Agreement to substantially the same effect shall be effective until confirmed by the shareholders of the Corporation or holders of Rights as the case may be.

5.5 FRACTIONAL RIGHTS AND FRACTIONAL SHARES

(a) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. Subject to
    Section 5.2, after the Separation Time there shall be paid to the registered holders of the Rights Certificates with regard to which fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Market Price of a whole Right in lieu of such fractional Rights.

(b) The Corporation shall not be required to issue fractional Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares, the Corporation shall pay to the registered holder of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of one Common Share.

5.6 RIGHTS OF ACTION

     Subject to the terms of this Agreement, rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in such holders Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

5.7 HOLDER OF RIGHTS NOT DEEMED A SHAREHOLDER

     No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Shares or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section
5.8 hereof), or to receive dividends or subscription rights or otherwise, until such Rights shall have been exercised in accordance with the provisions hereof.

5.8 NOTICE OF PROPOSED ACTIONS

     If after the Separation Time and prior to the Expiration Time

     (i) there shall occur an adjustment to the Rights pursuant to Section 3.1 as a result of the occurrence of a Flip-in Event, or

     (ii) the Corporation proposes to effect the liquidation, dissolution or winding-up of the Corporation or the sale of all or substantially all of the Corporation's assets,

then, in each such case, the Corporation shall give to each holder of a Right, in accordance with Section 5.9, a notice of such event or proposed action, which shall specify the date on which such adjustment to the Rights, liquidation, dissolution, or winding-up occurred or is to take place, and such notice shall be so given within ten Business Days after the occurrence of an adjustment to the Rights or at least 20 Business Days prior to the date of taking of such proposed action by the Corporation.

5.9 NOTICES

(a) Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by first class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

    Potash Corporation of Saskatchewan Inc.
    Suite 500, 122 -- 1st Avenue South
    Saskatoon, Saskatchewan
    S7K 7G3

    Attention: Secretary

    Any notice or demand authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

    CIBC Mellon Trust Company
    Suite 750
    One Lombard Place
    Winnipeg, Manitoba
    R3B 0X3

    Attention: Manager, Corporate Trust Department

(b) Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Corporation for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

5.10 COSTS OF ENFORCEMENT

     The Corporation agrees that if the Corporation fails to fulfil any of its obligations pursuant to this Agreement, then the Corporation will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce his rights pursuant to any Rights or this Agreement.

5.11 SUCCESSORS

     All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

5.12 BENEFITS OF THIS AGREEMENT

     Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

5.13 GOVERNING LAW

     This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Saskatchewan and for all purposes shall be governed by and construed in accordance with the laws of such province applicable to contracts to be made and performed entirely within such province.

5.14 COUNTERPARTS

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

5.15 SEVERABILITY

     If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

5.16 EFFECTIVE DATE

     This Agreement is effective from the date hereof. If this Agreement, as amended and restated, is not confirmed by a resolution passed by a majority of the votes cast by holders of Voting Shares (or, after the Separation Time, Rights) permitted to vote on such resolution under Section 5.4 hereof who vote in respect of this Agreement, as amended and restated, at the 2001 Annual Meeting of Shareholders of the Corporation, then this Agreement and any then outstanding Rights shall terminate and be void and be of no further force and effect from the termination time of the 2001 Annual Meeting of Shareholders, in accordance with the terms and conditions of the Amended Agreement.

5.17 DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS

     All actions, calculations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors, in good faith, shall not subject the Board of Directors to any liability to the holders of the Rights.

5.18 RIGHTS OF BOARD, CORPORATION AND OFFEROR

     Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that holders of Voting Shares reject or accept any Take-over Bid or take any other action (including, without limitation, the commencement, prosecution, defence or settlement of any litigation and the submission of additional or alternative Take-over Bids or other proposals to the shareholders of the Corporation) with respect to any Take-over Bid or otherwise that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties.

5.19 REGULATORY APPROVALS

     Any obligation of the Corporation or action or event contemplated by this Agreement (including any issuance of Common Shares or other capital stock of the Corporation or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other capital stock of the Corporation, or rights, options or warrants to subscribe for or purchase any Common Shares or other capital stock of the Corporation), and any supplement or amendment to this Agreement, shall be subject to the receipt of any requisite approval or consent from any governmental or regulatory authority including, without limiting the generality of the foregoing, any stock exchanges on which any securities of the Corporation are listed.

5.20 DECLARATION AS TO NON-CANADIAN HOLDERS

     If in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance with the securities laws or comparable legislation of a jurisdiction outside Canada, the Board of Directors acting in good faith may take such actions as it may deem appropriate to ensure such compliance. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada or the United States in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes or (until such notice is given as required by law) without advance notice to any regulatory or self-regulatory body.

5.21 TIME OF THE ESSENCE

     Time shall be of the essence in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                          POTASH CORPORATION OF SASKATCHEWAN
                                          INC.

                                          By: "WILLIAM J. DOYLE"
                                              --------------------------
                                              Authorized Signing Officer

                                          By: "JOHN L. M. HAMPTON"
                                              --------------------------
                                              Authorized Signing Officer

                                          CIBC MELLON TRUST COMPANY

                                          By: "GLORIA GHERASIM"
                                              --------------------------
                                              Authorized Signing Officer

                                          By: "JAN SHEFFIELD"
                                              --------------------------
                                              Authorized Signing Officer

                    POTASH CORPORATION OF SASKATCHEWAN INC.

                                   EXHIBIT A
                          (Form of Rights Certificate)

CERTIFICATE NO.                                            ______________ RIGHTS

THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 3.1(b) OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ITS AFFILIATES OR ASSOCIATES OR ANY PERSON ACTING JOINTLY OR IN CONCERT WITH ANY OF THEM OR SUCH PERSON'S ASSOCIATES OR AFFILIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BECOME VOID WITHOUT FURTHER ACTION

                               RIGHTS CERTIFICATE

     This certifies that ________________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Agreement, dated as of November 10, 1994, as amended and restated from time to time (the "Rights Agreement"), between Potash Corporation of Saskatchewan Inc., a corporation incorporated under the laws of Saskatchewan (the "Corporation"), and CIBC Mellon Trust Company, a trust company incorporated under the laws of Canada, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Corporation at any time after the Separation Time and prior to the Expiration Time (as such terms are defined in the Rights Agreement), one fully paid common share of the Corporation (a "Common Share") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed and submitted to the Rights Agent at its principal office in any of the cities of Montreal, Toronto, Winnipeg, Calgary and Vancouver. Until adjustment thereof in certain events as provided in the Rights Agreement, the Exercise Price shall be $400 (Canadian) per Right.

     In certain circumstances described in the Rights Agreement, each Right evidenced hereby may entitle the registered holder thereof to purchase or receive more or less than one Common Share, all as provided in the Rights Agreement.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the head office of the Corporation and are available upon written request.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be, and under certain circumstances are required to be, redeemed by the Corporation at a redemption price of $0.0001 (Canadian) per Right.

     No fractional Common Share will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meeting or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.

Date:

POTASH CORPORATION OF SASKATCHEWAN INC.


-----------------------------------------------------  -----------------------------------------------------
Countersigned:


CIBC MELLON TRUST COMPANY

-----------------------------------------------------
Authorized Signature

                  (TO BE ATTACHED TO EACH RIGHTS CERTIFICATE)

                          FORM OF ELECTION TO EXERCISE

TO:

     The undersigned hereby irrevocably elects to exercise
 ____________________________ whole Rights represented by the attached Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    Address

--------------------------------------------------------------------------------
   Social Insurance, Social Security or Other Taxpayer Identification Number

DATED: -------------------------------      Signature --------------------------

    ---------------------------------------------------------------------------------------
                                               (Signature must correspond to name as
                                               written upon the face of this Rights
      Signature Guaranteed                     Certificate in every particular,
                                               without alteration or enlargement or
                                               any change whatsoever)
    ---------------------------------------------------------------------------------------

     Signature must be guaranteed by a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program
(SEMP) or a member of the New York Stock Exchange Inc., Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks or trust companies in the United States.

--------------------------------------------------------------------------------
                           (To be completed if true)

     The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any Person acting jointly or in concert with any of the foregoing or such Person's Associates or Affiliates (as defined in the Rights Agreement).


                                          --------------------------------------
                                                        Signature

--------------------------------------------------------------------------------

                                     NOTICE

     In the event the certification set forth above is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, accordingly, such Rights shall be null and void and not transferable or exercisable.

                               FORM OF ASSIGNMENT

            (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER
                 DESIRES TO TRANSFER THE RIGHTS CERTIFICATES.)

     FOR VALUE RECEIVED ____________________________ hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                 (please print name and address of transferee)

the Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint

--------------------------------------------------------------------------------

attorney, to transfer the within Rights on the books of the within-named Corporation, with full power of substitution.

DATED: --------------------------------        Signature -----------------------

    ---------------------------------------------------------------------------------------
                                               (Signature must correspond to name as
                                               written upon the face of this Rights
      Signature Guaranteed                     Certificate in every particular,
                                               without alteration or enlargement or
                                               any change whatsoever)
    ---------------------------------------------------------------------------------------

     Signature must be guaranteed by a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program
(SEMP) or a member of the New York Stock Exchange Inc., Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks or trust companies in the United States.

--------------------------------------------------------------------------------
                           (To be completed if true)

     The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any Person acting jointly or in concert with any of the foregoing or such Person's Associates or Affiliates (as defined in the Rights Agreement).


                                          --------------------------------------
                                                        Signature

--------------------------------------------------------------------------------

                                     NOTICE

     In the event the certification set forth above is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, accordingly, such Rights shall be null and void and not transferable or exercisable.

                                   SCHEDULE C

                    POTASH CORPORATION OF SASKATCHEWAN INC.
                           RESOLUTION OF SHAREHOLDERS

     WHEREAS the Board of Directors of Potash Corporation of Saskatchewan Inc. (the "Corporation") has, inter alia, approved an amendment to the Corporation's Stock Option Plan -- Directors, which is set forth in the amended Stock Option Plan -- Directors (the "Amended Directors Plan") annexed as Schedule D to the proxy circular of the Corporation sent to the shareholders of the Corporation in connection with the annual and special meeting of the Corporation to be held May 10, 2001;

NOW THEREFORE, BE IT RESOLVED THAT:

1. the Amended Directors Plan is hereby amended and confirmed by the shareholders of the Corporation; and

2. any officer of the Corporation be and is hereby authorized and directed for and on behalf of the Corporation to do such things and to take such actions as may be necessary or desirable to carry out the intent of the foregoing resolution and the matters authorized thereby.

                                   SCHEDULE D

                    POTASH CORPORATION OF SASKATCHEWAN INC.
                         STOCK OPTION PLAN -- DIRECTORS

1.   PURPOSE OF PLAN

     Potash Corporation of Saskatchewan Inc. (the "Corporation") by resolution of its Board of Directors (the "Board") has established this Plan to encourage directors of the Corporation to promote the growth and profitability of the Corporation by providing them with the opportunity through options to acquire Common Shares of the Corporation ("Common Shares").

2.   ADMINISTRATION

     This Plan shall be administered by the Board.

3.   GRANT OF OPTIONS

     From time to time the Board may designate individual directors of the Corporation to be granted options to purchase Common Shares and the number of Common Shares which each such person will be granted an option to purchase; provided that the aggregate number of Common Shares subject to such options may not exceed the number provided for in paragraph 4 of this Plan.

4.   SHARES SUBJECT TO OPTION

     The aggregate number of Common Shares issuable after January 23, 2001 pursuant to options under this Plan may not exceed 500,000 shares. The number of Common Shares issuable pursuant to options under this Plan shall be subject to adjustment under paragraphs 8 and 9.

     The aggregate number of Common Shares in respect of which options have been granted to any one person and which remain outstanding shall not at any time exceed 5% of the number of issued and outstanding Common Shares (on a non-diluted basis) at that time.

     If any option granted under this Plan, or any portion thereof, expires or terminates for any reason without having been exercised in full, the Common Shares with respect to which such option has not been exercised shall again be available for further options under this Plan.

5.   OPTION PRICE

     The option price under this Plan to any optionee shall be the fair market value of the Common Shares at such time which, for optionees resident in the United States and any other optionees designated by the Board, shall be deemed to be the closing price per share of the Common Shares on the New York Stock Exchange on the last trading day immediately preceding the day the option is granted and, for all other optionees, shall be deemed to be the closing price per share of the Common Shares on The Toronto Stock Exchange on the last trading day immediately preceding the day the option is granted; provided that, in either case, if the Common Shares did not trade on such exchange on such day the option price shall be the closing price per share on such exchange on the last day on which the Common Shares traded on such exchange prior to the day the option is granted.

6.   TERMS OF OPTION

     The period during which an option is exercisable may not exceed 10 years from the date the option is granted. The option agreement may contain provisions limiting the number of Common Shares with respect to which the option may be exercised in any one year. Each option agreement shall contain provisions to the effect that:

     a. if an optionee ceases to be a director of the Corporation by reason of his or her death or an optionee who is a retiree pursuant to clause b below dies, the legal personal representatives of the optionee will be entitled to exercise any unexercised options, including such options that may vest after the date of death, during the period ending at the end of the twelfth calendar month following the calendar month in which the optionee dies, failing which exercise the options terminate;

     b. subject to the terms of clause a above, if an optionee ceases to be a director of the Corporation by reason of retirement in accordance with the then prevailing retirement policy of the Corporation, the optionee will be entitled to exercise any unexercised options, including such options as may vest after the date of retirement, until the expiry date of such options or the date on which such options are otherwise terminated in accordance with the provisions of this Plan, failing which exercise the options terminate;

     c. if an optionee ceases to be a director of the Corporation for any reason other than as provided in the preceding clauses a. or b., the optionee will be entitled to exercise any unexercised options, to the extent exercisable at the date of such event, during the period ending at the end of the calendar month immediately following the calendar month in which the event occurs, failing which exercise the options terminate; and

     d.    each option is personal to the optionee and is not assignable, except
           (i) as provided in the preceding clause a, and (ii) at the election of the Board, an option may be assignable to the spouse, children and grandchildren of the original optionee and to a trust, partnership or limited liability company, the entire beneficial interest of which is held by one or more of the foregoing.

     Nothing contained in the preceding clauses a, b or c shall extend the period during which an option may be exercised beyond its stipulated expiry date or the date on which it is otherwise terminated in accordance with the provisions of this Plan.

     If an option is assigned pursuant to the preceding subclause (ii) of clause d, the references in the preceding clauses a, b and c to ceasing to be a director or death of an optionee shall not relate to the assignee of an option but shall relate to the original optionee. In the event of such assignment, legal personal representatives of the original optionee shall not be entitled to exercise the assigned option, but the assignee of the option or the legal personal representatives of the assignee may exercise the option during the applicable specified period.

7.   EXERCISE OF OPTIONS

     Subject to the provisions of this Plan, an option may be exercised from time to time by delivering to the Corporation at its registered office a written notice of exercise specifying the number of shares with respect to which the option is being exercised and accompanied by payment in cash or certified cheque in full of the purchase price of the shares then being purchased.

8.   ADJUSTMENTS

     Appropriate adjustments to the authorized limits set forth in paragraph 4, in the number, class and/or type of shares optioned and in the option price per share, both as to options granted or to be granted, may be made by the Board in its discretion to give effect to adjustments in the number of Common Shares which result from subdivisions, consolidations or reclassifications of the Common Shares, the payment of share dividends by the Corporation, the reconstruction, reorganization or recapitalization of the Corporation or other relevant changes in the capital of the Corporation. If the Corporation sells all or substantially all of its assets as an entirety or substantially as an entirety, options under this Plan may be exercised, in whole or in part, at any time up to and including (but not after) a date 30 days following the date of completion of such sales or prior to the close of business on the date the option expires, whichever is earlier.

9.   MERGERS

     If the Corporation proposes to amalgamate or merge with another body corporate, the Corporation shall give written notice thereof to optionees in sufficient time to enable them to exercise outstanding options, to the extent they are otherwise exercisable by their terms, prior to the effective date of such amalgamation or merger if they so elect. The Corporation shall use its best efforts to provide for the reservation and issuance by the amalgamated or continuing corporation of an appropriate number of shares, with appropriate adjustments, so as to give effect to the continuance of the options to the extent reasonably practicable. In the event that the Board determines in good faith that such continuance is not in the circumstances practicable, it may upon 30 days' notice to optionees terminate the options.

10. CHANGE OF CONTROL

     If a "change of control" of the Corporation occurs, each then outstanding option granted under this Plan may be exercised, in whole or in part, even if such option is not otherwise exercisable by its terms. For purposes of this paragraph 10, a change of control of the Corporation shall be deemed to have occurred if:

     a. within any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new directors whose appointment by the Board or nomination for election by shareholders of the Corporation was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose appointment or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

     b. there occurs an amalgamation, merger, consolidation, wind-up, reorganization or restructuring of the Corporation with or into any other entity, or a similar event or series of such events, other than any such event or series of events which results in securities of the surviving or consolidated corporation representing 50% or more of the combined voting power of the surviving or consolidated corporation's then outstanding securities entitled to vote in the election of directors of the surviving or consolidated corporation being beneficially owned, directly or indirectly, by the persons who were the holders of the Corporation's outstanding securities entitled to vote in the election of directors of the Corporation prior to such event or series of events in substantially the same proportions as their ownership immediately prior to such event of the Corporation's then outstanding securities entitled to vote in the election of directors of the Corporation;

     c. 50% or more of the fixed assets (based on book value as shown on the most recent available audited annual or unaudited quarterly consolidated financial statements) of the Corporation are sold or otherwise disposed of (by liquidation, dissolution, dividend or otherwise) in one transaction or series of transactions within any twelve month period;

     d. any party, including persons acting jointly or in concert with that party, becomes (through a take-over bid or otherwise) the beneficial owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities entitled to vote in the election of directors of the Corporation, unless in any particular situation the Board determines in advance of such event that such event shall not constitute a change of control; or

     e. the Board approves and/or recommends that shareholders accept, approve or adopt any transaction that would constitute a change of control under clause b, c or d above.

11. AMENDMENT OR DISCONTINUANCE OF THIS PLAN

     The Board may amend or discontinue this Plan at any time but, subject to paragraphs 8, 9 and 10, no such amendment may increase the aggregate maximum number of shares that may be subject to option under this Plan, change the manner of determining the minimum option price, extend the option period under any option beyond 10 years or, without the consent of the holder of the option, alter or impair any option previously granted to an optionee under this Plan. Amendments to the Plan require pre-clearance of The Toronto Stock Exchange.

12. EVIDENCE OF OPTIONS

     Each option granted under this Plan shall be embodied in a written option agreement between the Corporation and the optionee which shall give effect to the provisions of this Plan.

                                   SCHEDULE E
                       AUDIT COMMITTEE TERMS OF REFERENCE

OBJECTIVES

     The Audit Committee will assist the Board in fulfilling its financial oversight responsibilities. The Audit Committee will review the financial reporting process, the system of internal control and management of financial risks and the audit process. In performing its duties, the Committee will maintain effective working relationships, including engaging in full and frank discussions, with the Board of Directors, management, and the internal and external auditors. To perform his or her role effectively, each Committee member will obtain an understanding of the detailed responsibilities of Committee membership as well as the Corporation's business, operations and risk.

EXTERNAL AUDITOR INDEPENDENCE

     The Corporation's External Auditor is ultimately accountable to the shareholders through the Board of Directors and Audit Committee.

MEMBERSHIP

     The Board of Directors shall elect annually from among its members an Audit Committee to hold office for the ensuing year or until their successors are elected or appointed.

     The Audit Committee shall consist of not less than three and not more than five members, none of whom are current or former officers or employees of the Corporation or any of its affiliates and all of whom have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. In addition, members must be financially literate and at least one member must also have accounting or related financial management expertise.

     The Chairman of the Board may from time to time designate one of the members of the Audit Committee to be Chairman and the Secretary of the Corporation shall be the Secretary of the Audit Committee.

     Any member of the Audit Committee may be removed or replaced at any time by the Board of Directors and shall cease to be a member of the Audit Committee on ceasing to be a Director. The Board of Directors may fill vacancies on the Audit Committee by election from among the Board of Directors. If and whenever a vacancy shall exist on the Audit Committee, the remaining members may exercise all its powers so long as a quorum remains in office. Subject to the above, each member of the Audit Committee shall hold office as such until the next Annual Meeting of Shareholders after his or her election.

MEETINGS AND PARTICIPATION

     No business may be transacted by the Audit Committee except at a meeting of its members at which a quorum of the Audit Committee is present.

     A majority of the members of the Audit Committee shall constitute a quorum.

     The Audit Committee shall meet at least once each quarter.

     At least once each quarter, in the absence of any management representatives, the Audit Committee shall meet with both the Corporation's internal and external auditors ("in camera meetings").

     The Corporation's internal auditor shall be entitled to receive notice of every meeting of the Audit Committee, and shall attend such meetings at the invitation of the Audit Committee. The External Auditor shall be entitled to receive notice of every meeting of the Audit Committee and to attend and be heard thereat. The Audit Committee expects that both the internal and external auditors will, if necessary, have independent communication and information flow with it or the Committee chairman.

     The time at which and place where the meetings of the Audit Committee shall be held and the calling of meetings and the procedure in all things at such meetings shall be determined by the Audit Committee; provided that meetings of the Audit Committee shall be convened whenever requested by the External Auditor or any member of the Audit Committee in accordance with The Business Corporations Act. The Audit Committee shall keep minutes of its meetings in which shall be recorded all action taken by it, which minutes shall be available as soon as possible to the Board of Directors and provided to each Director who so requests. Items discussed in the in camera meetings (with the External Auditor and the internal auditor) of Audit Committee meetings will not be recorded in the minutes of that meeting.

     The Audit Committee may invite such officers, directors and employees of the Corporation as it may see fit from time to time to attend meetings of the Audit Committee and assist in the discussion and consideration of the duties of the Audit Committee.

DUTIES, POWERS AND RESPONSIBILITIES

     There is hereby delegated to the Audit Committee the duties and powers specified in section 165 of The Business Corporations Act of Saskatchewan and, without limiting these duties and powers, the Audit Committee shall:

     - Review annually with the Corporation's internal auditor the scope of internal audit, annual plan and audit results and report to the Board of Directors any matter that remains unresolved.

     - The External Auditor shall annually present an audit plan to the Committee for its review and approval.

     - In the discussion of the external audit plan with the External Auditors and management, members of the Committee shall satisfy themselves that both quantitative and appropriate qualitative factors have been taken into account in the determination of whether or not amounts or disclosures are material to financial statements.

     - Review the annual audited Financial Statements, Management's Discussion and Analysis of Financial Condition and Results of Operations, and Selected Ten-Year Data with management and the External Auditor of the corporation prior to their submission to the Board of Directors for approval.

     - Review, prior to publication, the unaudited quarterly financial statements of the Corporation with management and the External Auditor and, if such statements are found to conform to the accounting practices and standards of the Corporation, authorize the release and publication of such statements.

     - In the review of annual and quarterly financial statements, include a discussion of the quality of the company's accounting principles. The framework for discussion will be from the perspective of those who use the statements and will include reference to relevance, reliability, comparability and understandability of these statements.

     - Review in detail the result of the External Auditor's review of the corporation's financial records, including the management letter, and report to the Board of Directors any matter that remains unresolved.

     - Review with the External Auditor annually their written statement regarding relationships and services which may affect the External Auditor's objectivity and independence.

     - With management, evaluate the performance of the External Auditor annually.

     - Recommend the appointment, reappointment or replacement of the External Auditor to the Board for recommendation to the shareholders.

     -  Review internal audit costs and external audit fees.

     - Regularly update the Board about Committee activities and ensure the Board is aware of matters which may significantly impact the financial condition or affairs of the Corporation.

     - Prepare annually a report for inclusion in the proxy statement. This report will disclose the Committee's activities that resulted from its financial reporting oversight responsibilities. Specifically, the report will deal with its review of the financial statements with management, the discussions it has had with the external auditors regarding their written disclosures pertaining to independence and other matters required to be discussed.

     - Review and assess the adequacy of the Audit Committee Charter on an annual basis.

OUTSIDE EXPERTS

     The Audit Committee may, if and when considered appropriate to do so, institute, direct and supervise an investigation into any matter related to the mandate of the Committee and may, for the purposes of such investigation, retain the services of outside legal counsel or other professionals, as required.

REMUNERATION

     The members of the Audit Committee shall be entitled to receive such remuneration for acting as members of the Audit Committee as the Board of Directors may from time to time determine.

                                                               PRINTED IN CANADA

                       POTASH CORPORATION
                      OF SASKATCHEWAN INC.   LOGO

PROXY                                    POTASH CORPORATION OF SASKATCHEWAN INC.
--------------------------------------------------------------------------------
FOR USE AT THE ANNUAL AND SPECIAL MEETING
OF SHAREHOLDERS TO BE HELD ON MAY 10,
2001.
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF THE CORPORATION.
The undersigned holder of common shares
("Shares") of Potash Corporation of
Saskatchewan Inc. (the "Corporation")
hereby appoints Donald E. Phillips,
Chairman of the Board, or failing him,
William J. Doyle, President and Chief
Executive Officer, or failing him, Wayne
R. Brownlee, Senior Vice President,
Treasurer and Chief Financial Officer, or
failing him, John L.M. Hampton, Senior
Vice President, General Counsel and
Secretary, or instead of any of the
foregoing,
------------------------------------------ ,
as proxy for the undersigned to attend,
vote and act for and on behalf of the
undersigned AT THE ANNUAL AND SPECIAL
MEETING OF SHAREHOLDERS OF THE CORPORATION
TO BE HELD AT THE DELTA BESSBOROUGH, 601
SPADINA CRESCENT EAST, SASKATOON,
SASKATCHEWAN, CANADA ON THURSDAY, THE 10TH
DAY OF MAY, 2001 (THE "MEETING") AT 10:30
A.M., and at any adjournments thereof, and
hereby revokes any proxy previously given
by the undersigned.
1. A SHAREHOLDER HAS THE RIGHT TO APPOINT
A PERSON WHO NEED NOT BE A SHAREHOLDER, TO
REPRESENT HIM AND TO ATTEND AND ACT ON HIS
BEHALF AT THE MEETING, OTHER THAN THE
NOMINEES DESIGNATED ABOVE, AND MAY
EXERCISE SUCH RIGHT BY INSERTING THE NAME
OF HIS NOMINEE IN THE SPACE PROVIDED ABOVE
FOR THAT PURPOSE.
-------------------------------------------
-------------------------------------------

-------------------------------------------
-------------------------------------------
2. The Shares represented by this proxy
will be voted in accordance with any
choice specified in this proxy. IF NO
SPECIFICATION IS MADE, THE PERSONS NAMED
ABOVE WILL VOTE SUCH SHARES FOR THE
ELECTION OF THE DIRECTORS NAMED IN THIS
PROXY, FOR THE APPOINTMENT OF DELOITTE &
TOUCHE LLP AS AUDITORS OF THE CORPORATION,
FOR THE RESOLUTION CONFIRMING THE ADOPTION OF THE AMENDED AND RESTATED SHAREHOLDER RIGHTS AGREEMENT AND FOR THE RESOLUTION AMENDING AND CONFIRMING THE STOCK OPTION PLAN - DIRECTORS.

3. If this proxy is not dated, it shall be deemed to be dated on the date on which this proxy was mailed by the Corporation.

Without limiting the general powers hereby conferred, the Shares represented by this proxy are to be:

1. [ ] VOTED FOR the election as directors of all nominees listed below (except as marked to the contrary below), or

   [ ] WITHHELD FROM VOTING for all nominees listed below.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.


F.J. Blesi    D.J. Howe    D.E. Phillips      J.G. Vicq
D.J. Bourne   J.J. McCaig  P.J. Schoenhals    B.A. Wigmore
W.J. Doyle    M. Mogford   E.R. Stromberg     T.J. Wright

2. Voted FOR [ ], or AGAINST [ ], or WITHHELD FROM VOTING [ ] on, the appointment of Deloitte & Touche LLP as auditors of the Corporation.

3. Voted FOR [ ], or AGAINST [ ], or WITHHELD FROM VOTING [ ] on, the resolution confirming the adoption of the amended and restated Shareholder Rights Agreement.

4. Voted FOR [ ], or AGAINST [ ], or WITHHELD FROM VOTING [ ] on, the resolution amending and confirming the Stock Option Plan - Directors.

                                      Dated the  __________  day

                                      of  _____________________________  , 2001.

                                      ------------------------------------------

                                      Name of Shareholder (please print)

                                      ------------------------------------------

                                      Signature of Shareholder

                                               POTASH CORPORATION

                                             OF SASKATCHEWAN INC.

                                                                            LOGO